                                                                 EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                           BEVERLY ENTERPRISES, INC.


                                      AND


                        CAPSTONE PHARMACY SERVICES, INC.



                                     DATED


                                 APRIL 15, 1997

                               TABLE OF CONTENTS

ARTICLE I. THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.01     The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.02     Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.03     Certificate of Incorporation and By-laws of Surviving Corporation . . . . . . . . . . . . . . 3
         Section 1.04     Directors and Officers of Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.05     Stockholders' Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.06     Filing of Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 1.07     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II. CONVERSION OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.01     Conversion of Beverly Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.02     Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 2.03     Effect on Beverly Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 2.04     Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 2.05     Assumption of Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF CAPSTONE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 3.01     Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 3.02     Authority Relative to This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 3.03     Consents, No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 3.04     Board Recommendation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.05     State Anti-takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.06     No Existing Violation, Default, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.07     Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.08     Registration Statement; Prospectus/Joint Proxy Statement  . . . . . . . . . . . . . . . . .  11
         Section 3.09     Finders or Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.10     SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.11     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.12     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.13     Absence of Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.14     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.15     Capital Stock of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.16     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.17     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.18     Title to and Condition of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.19     Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.20     Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.21     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.22     No Change of Control Puts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.23     Employment and Labor Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 3.24     Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.25     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.26     Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.27     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 3.28     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.29     Institutional Pharmacy Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.30     Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.31     Sufficiency of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BEVERLY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.01     Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.02     Authority Relative to This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.03     Consents, No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.04     Board Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.05     State Anti-takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.06     No Existing Violation, Default, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.07     Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.08     Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.09     Registration Statement; Prospectus/Joint Proxy Statement; NBHI Registration Document  . . .  33
         Section 4.10     Finders or Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.11     SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.12     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.13     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.14     Absence of Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.15     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.16     Capital Stock of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.17     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.18     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 4.19     Title to and Condition of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 4.20     Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.21     Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.22     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.23     No Change of Control Puts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.24     Employment and Labor Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.25     Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.26     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.27     Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.28     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 4.29     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.30     Institutional Pharmacy Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.31     Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 4.32     Sufficiency of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

 ARTICLE V. COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 5.01     Conduct of Business of Beverly  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 5.02     Conduct of Business of Capstone . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 5.03     No Solicitation by Beverly  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 5.04     No Solicitation by Capstone . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 5.05     Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 5.06     Registration Statement and Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 5.07     Commercially Reasonable Efforts; Other Actions  . . . . . . . . . . . . . . . . . . . . . .  58
         Section 5.08     Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 5.09     Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 5.10     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 5.11     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 5.12     Stock Exchange Listings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 5.13     Beverly and Subsidiary Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 5.14     Capstone and Subsidiary Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 5.15     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 5.16     Actions Regarding Outstanding Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 5.17     Retroactive Insurance Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 5.18     Preferred Provider Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 5.19     Failure to Take Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 5.20     Exhibits, Closing Statements and Schedules  . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE VI. CONDITIONS TO THE OBLIGATIONS OF CAPSTONE AND BEVERLY . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 6.01     Registration Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 6.02     Beverly Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 6.03     Capstone Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 6.04     Listings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 6.05     Certain Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 6.06     Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 6.07     Debt Restructure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 6.08     Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE VII. CONDITIONS TO THE OBLIGATIONS OF CAPSTONE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.01     Representations and Warranties True . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.02     Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.03     Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.04     Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.05     Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.06     Pharmacy Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.07     Auditors' Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.09     Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE VIII. CONDITIONS TO THE OBLIGATIONS OF BEVERLY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 8.01     Representations and Warranties True . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 8.02     Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 8.03     Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 8.04     Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 8.05     Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 8.06     Interim Quarterly Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 8.07     Voting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 8.08     Repayment of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 8.09     Auditors' Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE IX. CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 9.01     Time And Place  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 9.02     Filings at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE X. TERMINATION AND ABANDONMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 10.01    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 10.02    Termination by Capstone . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 10.03    Termination by Beverly  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 10.04     Procedure for Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 10.05     Effect of Termination and Abandonment  . . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE XI. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 11.01    Terms Defined in This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

ARTICLE XII. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 12.01    Amendment and Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 12.02    Waiver of Compliance; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 12.03    Survivability; Investigations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 12.04    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 12.05    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 12.06    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 12.07    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 12.08    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 12.09    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 12.10    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 12.11    Choice of Forum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

EXHIBITS TO MERGER AGREEMENT

A        Agreement and Plan of Distribution (including the Ancillary Agreements)
B        Form of Voting Agreement
C        Form of Amendments to Certificate of Incorporation of Capstone
D        Members of the Board of Directors of the Surviving Corporation at the
           Effective Time
E        Senior Officers of the Surviving Corporation at the Effective Time
F        Form of Affiliate Letter Agreement
G        Forms of Provider Agreements
H-1      Opinion of Beverly Counsel
H-2      Opinion of Capstone Counsel
7.08     Non-Competition Agreement


ATTACHMENTS TO MERGER AGREEMENT

Beverly Disclosure Statement
Capstone Disclosure Statement

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of April 15, 1997 (the "Agreement"), by and between Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone"), and Beverly Enterprises, Inc., a Delaware corporation ("Beverly"). Capstone and Beverly are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

         WHEREAS, Capstone and Beverly, among other things, own or operate institutional pharmacy businesses serving the acute, post-acute, long-term and institutional health care markets, and desire to combine these respective institutional pharmacy businesses;

         WHEREAS, Capstone does not want to own Beverly's Remaining Health Care Businesses (as hereinafter defined);

         WHEREAS, prior to the Merger (as hereinafter defined), Beverly and its Subsidiaries (as hereinafter defined) will transfer on the terms and subject to the conditions set forth in the Agreement and Plan of Distribution between Beverly and a previously existing corporation, New Beverly Holdings, Inc., a Delaware corporation ("NBHI"), in the form attached hereto as Exhibit A (including the Ancillary Agreements as defined therein, the "Distribution Agreement"), all of the Remaining Health Care Assets and Remaining Health Care Liabilities of Beverly and its Subsidiaries (each as defined in the Distribution Agreement) to NBHI (the "Restructuring"); following which all of the capital stock of NBHI (the "NBHI Stock") will be distributed (the "Distribution") immediately prior to the Merger to the shareholders of Beverly.

         WHEREAS, after the Distribution Beverly will own only the Institutional Pharmacy Assets, and be subject only to the Institutional Pharmacy Liabilities (each as defined in the Distribution Agreement);

         WHEREAS, the Board of Directors of Beverly has determined that the Merger and the Distribution are advisable on the terms and conditions contained in this Agreement and the Distribution Agreement, and that each of the other transactions contemplated herein or in the Distribution Agreement is consistent with and in furtherance of the long-term business strategy of Beverly and is fair to, and in the best interests of, Beverly and Beverly's shareholders, and has approved and adopted this Agreement and the Distribution Agreement and each of the other transactions contemplated herein and intends to recommend the approval and adoption of this Agreement and the Distribution Agreement by the stockholders of Beverly;

         WHEREAS, the Board of Directors of Capstone has determined that the Merger is advisable on the terms and conditions contained in this Agreement and that each of the other transactions contemplated herein is consistent with and in furtherance of the long-term business strategy of Capstone and is fair to, and in the best interests of, Capstone and Capstone's shareholders, and has approved and adopted this Agreement and each of the other transactions contemplated herein and intends to recommend the approval and adoption of this Agreement by the stockholders of Capstone;

         WHEREAS, Counsel Corporation, a Toronto, Ontario corporation ("Counsel"), and a principal stockholder of Capstone, has committed to vote its shares of Capstone Common Stock (as hereinafter defined) in favor of approving this Agreement and the transactions contemplated hereby and has agreed not to approve or support any competing transaction, all as provided in a voting agreement of even date, the form of which is attached hereto as Exhibit B to this Agreement (the "Voting Agreement");

         WHEREAS, Capstone and Beverly intend that at the Effective Time (as hereinafter defined) the Board of Directors of Capstone shall consist equally of individuals designated by Capstone and by Beverly and that the senior officers of the Surviving Corporation (hereinafter defined) shall be those persons identified in Exhibit E to this Agreement; and

         WHEREAS, Capstone and Beverly desire to make certain representations, warranties, covenants and agreements in connection with the merger of Capstone and Beverly and the Distribution by Beverly.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                             ARTICLE I. THE MERGER

         SECTION 1.01     THE MERGER.

         (a) In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Act"), at the Effective Time, Beverly shall be merged with and into Capstone (the "Merger"), and Capstone shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate existence of Beverly shall cease.

         (b) The Merger shall have the effects on Capstone and Beverly as constituent corporations in the Merger as provided under the Delaware Act.

         SECTION 1.02 EFFECTIVE TIME. The Merger shall become effective at the time of filing of, or at such later time specified in, a certificate of merger, in the form required by and executed in accordance with the Delaware Act, with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the Delaware Act (the "Certificate of Merger").

The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         SECTION 1.03 CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION.

         (a) The Certificate of Incorporation of Capstone, as in effect immediately prior to the Effective Time and with such amendments thereto as set forth in Exhibit C hereto, incorporated herein by reference, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         (b) The By-laws of Capstone, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

         SECTION 1.04 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The individuals respectively designated by Capstone and Beverly and identified on Exhibit D to this Agreement, which Exhibit shall be attached to a certificate signed by both parties and made a part of this Agreement no later than the time of mailing the Prospectus/Joint Proxy Statement (as hereinafter defined) to the stockholders of Capstone and Beverly, and which individuals shall be identified in the Prospectus/Joint Proxy Statement as such, shall comprise all of the members of the Board of Directors of the Surviving Corporation at the Effective Time. The individuals identified on Exhibit E to this Agreement shall comprise all of the senior officers of the Surviving Corporation at the Effective Time and shall hold the positions set forth opposite their names.

         SECTION 1.05     STOCKHOLDERS' MEETINGS.

         (a) Beverly will take all action necessary in accordance with applicable law and its Restated Certificate of Incorporation and By-laws to convene a special meeting of its stockholders (the "Beverly Special Meeting") as soon as practicable to consider and vote upon the approval of this Agreement, the Distribution Agreement and the other transactions contemplated by this Agreement and the Distribution Agreement. Beverly, through its Board of Directors, shall recommend to its stockholders approval of this Agreement, the Distribution Agreement and the other transactions contemplated by this Agreement and the Distribution Agreement (which recommendation shall be contained in the Prospectus/Joint Proxy Statement (the "Prospectus/Joint Proxy Statement") to be contained as part of the Registration Statement (as hereinafter defined)) and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Agreement, the Distribution Agreement and the other transactions contemplated by this Agreement and the Distribution Agreement. Beverly's Board of Directors shall not withdraw, change, modify in any manner or take action inconsistent with its recommendation of the Distribution, the Distribution Agreement, the Merger, this Agreement or the other transactions contemplated hereby or thereby and shall not resolve to do any of the foregoing and publicly disclose such resolution; provided, however, that Beverly's Board of Directors may withdraw, change, modify in any manner or take action inconsistent with such recommendation or resolve to do any of the foregoing and publicly disclose such resolution in the event that (i) Beverly shall have received an unsolicited written proposal for a Beverly Acquisition Transaction from a bona fide financially capable third party, (ii) Beverly shall have provided two business days' written notice to Capstone of such proposal and (iii) Beverly's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to Beverly, shall have determined that failure to take the proposed action would be inconsistent with such Board of Directors' fiduciary duties.

         (b) Capstone will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a special meeting of its stockholders (the "Capstone Special Meeting") as soon as practicable to consider and vote upon the approval of this Agreement and the other transactions contemplated by this Agreement. Capstone, through its Board of Directors, shall recommend to its stockholders approval of this Agreement and the other transactions contemplated by this Agreement (which recommendation shall be contained in the Prospectus/Joint Proxy Statement) and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Agreement and the other transactions contemplated by this Agreement. Capstone's Board of Directors shall not withdraw, change, modify in any manner or take action inconsistent with its recommendation of the Merger, this Agreement or the other transactions contemplated hereby and shall not resolve to do any of the foregoing and publicly disclose such resolution; provided, however, that Capstone's Board of Directors may withdraw, change, modify in any manner or take action inconsistent with such recommendation or resolve to do any of the foregoing and publicly disclose such resolution in the event that (i) Capstone shall have received an unsolicited written proposal for a Capstone Acquisition Transaction from a bona fide financially capable third party, (ii) Capstone shall have provided two business days' written notice to Beverly of such proposal, and
(iii) Capstone's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to Capstone, shall have determined that failure to take the proposed action would be inconsistent with such Board of Directors' fiduciary duties.

         SECTION 1.06 FILING OF CERTIFICATE OF MERGER. At the Closing (as hereinafter defined), Capstone and Beverly shall cause a Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the Delaware Act, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

         SECTION 1.07 FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                        ARTICLE II. CONVERSION OF SHARES

         SECTION 2.01     CONVERSION OF BEVERLY SHARES.

         (a) Except as provided in Section 2.04, each share of common stock, $.10 par value, of Beverly (the "Beverly Common Stock") issued and outstanding immediately prior to the Effective Time, (except for shares owned by Beverly as treasury stock, shares owned by Capstone or any Subsidiary of Beverly) together with the associated Rights (as defined in Section 4.15) shall, by virtue of the Merger and without any action on the part of the holder thereof be converted into the right to receive a number of fully paid and nonassessable shares of Common Stock, $.01 par value, of Capstone ("Capstone Common Stock") equal to the Conversion Number. The term "Conversion Number" shall mean a number, expressed to four decimal places, equal to the quotient of 50,000,000, divided by the number of shares of Beverly Common Stock outstanding immediately prior to the Effective Time. The shares of Capstone Common Stock delivered in exchange for shares of Beverly Common Stock, and associated Rights, pursuant to this Section 2.01(a), are hereinafter sometimes called the "Closing Consideration." In the event of any change in Capstone Common Stock or Beverly Common Stock by reason of any stock split, readjustment, stock dividend, exchange of shares, reclassification, recapitalization or otherwise (other than the Distribution), the Conversion Number shall be correspondingly adjusted.

         (b) At the Effective Time, all shares of Beverly Common Stock, and associated Rights, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Beverly Common Stock shall thereafter cease to have any rights with respect to such shares of Beverly Common Stock, and associated Rights, except the right to receive the Closing Consideration for such shares of Beverly Common Stock, and associated Rights, as specified in the foregoing clause (a), upon the surrender of such certificate in accordance with
Section 2.02 and the right to receive the NBHI capital stock distributed with respect to such shares of Beverly Common Stock in accordance with the terms of the Distribution Agreement.

         (c) Each share of Capstone Common Stock issued and outstanding at and as of the Effective Time will remain issued and outstanding and become the issued and outstanding capital stock of the Surviving Corporation and shall continue to be held of record by the stockholders of Capstone, including those receiving the Closing Consideration, at and after the Effective Time.

         SECTION 2.02     EXCHANGE OF CERTIFICATES.

         (a) Promptly after the Effective Time, Capstone shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Beverly Common Stock (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Capstone) and instructions for use in effecting the surrender of the Certificates for exchange thereof. Upon surrender to Capstone of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of shares of Capstone Common Stock which such holder has the right to receive under this Article II, and such Certificate shall forthwith be canceled. If any shares of Capstone Common Stock are to be issued to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange of the Certificate surrendered to a person other than the registered holder or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.02, each Certificate shall represent, for all purposes, the right to receive the Closing Consideration in respect of the number of shares of Beverly Common Stock evidenced by such Certificate, without any interest thereon.

         (b) From and after the Effective Time there shall be no transfers on the stock transfer books of Beverly or the Surviving Corporation of the shares of Beverly Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this
Article II.

         (c) The Surviving Corporation shall not be liable to any holder of shares of Beverly Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 2.03     EFFECT ON BEVERLY OPTIONS.

         (a) As of the Time of Distribution (as defined in the Distribution Agreement), by virtue of the provisions of the Employee Benefit Matters Agreement (as defined in the Distribution Agreement) and without any action on the part of the holders thereof, options to purchase shares of Beverly Common Stock that are outstanding under the Beverly Option Plans (as hereinafter defined) immediately prior to the Time of Distribution, whether or not exercisable, and which are granted to each person employed or formerly employed by Beverly or any Subsidiary of Beverly other than any employee or former employee of any of the Pharmacy Subsidiaries, and any other person who becomes an employee of NBHI immediately after the Time of Distribution other than the Retained Employees (the "Transferred Employees"), shall be assumed by NBHI in accordance with the Employee Benefit Matters Agreement and such shares shall be exercisable upon the same terms and conditions as under the applicable Beverly Option Plan and the applicable option agreement issued thereunder, except that (i) the number of shares of NBHI Common Stock for which such options may be converted and (ii) the option exercise price per share of such options shall be adjusted in accordance with the Employee Benefit Matters Agreement.

         (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all remaining options to purchase shares of Beverly Common Stock that are outstanding under the Beverly Option Plans immediately prior to the Effective Time (as reflected in Section 2.03(b) of the Beverly Disclosure Statement) whether or not exercisable, shall be assumed by Capstone and each such option shall be exercisable upon the same terms and conditions as under the applicable Beverly Option Plan and the applicable option agreement issued thereunder, except that (i) each such option shall be exercisable for that number of shares of Capstone Common Stock (rounded in accordance with established mathematical convention to the nearest whole share) into which the number of shares of Beverly Common Stock subject to such option immediately prior to the Effective Time, determined after giving effect to the adjustments set forth in the Employee Benefit Matters Agreement, would be converted under Section 2.01(a) if such option were exercised prior to the Effective Time, and (ii) the option price per share of Capstone Common Stock, determined after giving effect to the adjustments set forth in the Employee Benefit Matters Agreement, shall be an amount equal to such adjusted option price per share of Beverly Common Stock subject to such option in effect immediately prior to the Effective Time divided by the Conversion Number (rounded in accordance with established mathematical convention to the nearest whole cent).

         (c) Prior to the Effective Time or Time of Distribution, Beverly shall (i) obtain any consents from holders of outstanding options to purchase Beverly Common Stock granted under the Beverly Option Plans and (ii) make any amendments to the terms of the Beverly Option Plans, Beverly Options or any other award granted thereunder that are necessary to give effect to the transactions contemplated by this Section 2.03 and the Employee Benefits Matters Agreement referred to in clause (a) above.

         SECTION 2.04 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Beverly Common Stock who upon surrender of Certificates would be entitled to receive a fraction of a share of Capstone Common Stock shall not be entitled to receive any dividends on or vote such fractional share and shall receive, in lieu of such fractional share, cash in an amount equal to such fraction multiplied by the Average Market Value. "Average Market Value" shall mean the arithmetic average of the last reported sale price per share of Capstone Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") for the fifteen (15) consecutive trading days ending with the last trading day prior to the scheduled date of the Beverly Special Meeting specified in the Prospectus/Joint Proxy Statement. The fractional share interests of each Beverly stockholder will be aggregated, and no Beverly stockholder will receive cash in an amount equal to or greater than the value of one full share of Capstone Common Stock. All references in this Agreement to shares of Capstone Common Stock to be issued as Closing Consideration shall be deemed to include any cash in lieu of fractional shares payable pursuant to this Section 2.04.

         SECTION 2.05 ASSUMPTION OF EMPLOYMENT AGREEMENTS. Beverly shall retain (and not transfer to NBHI in the Restructuring and Distribution) and Capstone shall assume in the Merger all employment, compensation, and benefit agreements and plans relating to employees or former employees of the Institutional Pharmacy Business, including without limitation, all employment contracts, change of control agreements, severance, and indemnity agreements with such employees and former employees, all PCA employee benefit plans; the portion of all Beverly employee benefit plans relating to Retained Employees; and all grants and awards under the Beverly Stock Incentive and Long-Term Incentive Plans relating to current or former Institutional Pharmacy employees.

            ARTICLE III. REPRESENTATIONS AND WARRANTIES OF CAPSTONE

         Except as set forth in the Capstone Disclosure Statement delivered by Capstone to Beverly at or prior to the execution of this Agreement (the "Capstone Disclosure Statement") (each section of which qualifies the correspondingly numbered representation and warranty and covenant), Capstone represents and warrants to Beverly as follows:

         SECTION 3.01 ORGANIZATION AND QUALIFICATION. Each of Capstone and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Capstone SEC Reports (as hereinafter defined). Each of Capstone and its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a Capstone Material Adverse Effect. "Capstone Material Adverse Effect" means, (i) with respect to any event, occurrence, failure of event or occurrence, change, effect, state of affairs, breach, default, violation, fine, penalty or failure to comply (each, a "circumstance"), individually or taken together with all other circumstances contemplated by or in connection with any or all of the representations and warranties made in this Agreement, a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Capstone and its Subsidiaries, taken as a whole or (ii) circumstances resulting in the impairment of Capstone's ability to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Neither Capstone nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation (or other applicable charter document) or By-laws. True and complete copies of the certificate of incorporation and By-laws, as currently in effect, of Capstone and of each Subsidiary of Capstone have been previously delivered or made available to Beverly. No amendments to the

Certificate of Incorporation, as amended, and By-laws of Capstone have been authorized since December 31, 1996.

         SECTION 3.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Capstone has full corporate power and authority to execute and deliver this Agreement and, upon obtaining the approval of a majority of the outstanding shares of Capstone Common Stock at the Capstone Special Meeting or any adjournment thereof as authorized under the Delaware Act, including obtaining such approval to amend Capstone's Certificate of Incorporation to increase the authorized number of shares of Capstone Common Stock to an aggregate of 300 million shares (or such other number as may be agreed to by the parties), to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Capstone, and except as stated in the preceding sentence, no other corporate proceedings on the part of Capstone are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Capstone and, assuming the due authorization, execution and delivery hereof by Beverly, constitutes a valid and binding agreement of Capstone, enforceable against Capstone in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         SECTION 3.03     CONSENTS, NO CONFLICTS.

         (a) Except for the filing of the Certificate of Merger, the filing and effectiveness of the Registration Statement (as hereinafter defined), the filings required under and in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filings required pursuant to any state securities or "blue sky" laws, no filing or registration with, notification or disclosure to, or permit, authorization, consent or approval of, (i) any court, (ii) any government agency or body or (iii) any third party, whether acting in an individual, fiduciary or other capacity, is required for the consummation by Capstone of the Merger or the other transactions contemplated hereby, except such as are set forth in Section 3.03(a) of the Capstone Disclosure Statement, all of which will have been obtained or made prior to the Effective Time and which will then be in full force and effect or which would not, singly or in the aggregate with all other such consents which have not been obtained, have a Capstone Material Adverse Effect.

         (b) The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and compliance by Capstone with any of the provisions hereof do not and will not: (i) subject to obtaining the approval of a majority of the outstanding shares of Capstone Common Stock, conflict with or result in any breach or violation of any provision of the certificate of incorporation (or other comparable charter documents) or By-laws of Capstone or any of its Subsidiaries, (ii) result in

(1) a breach or violation of, a default under or an event triggering any payment or other obligation pursuant to any of Capstone's existing pension plans, welfare plans, multiemployer plans, employee benefit plans, benefit arrangements or similar plans, arrangements or policies including bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, health or group insurance, severance pay, retirement or other benefit plans, and all similar arrangements or policies of Capstone and its Subsidiaries (the "Capstone Compensation and Benefit Plans") or any grant or award made under any of the foregoing, (2) a breach, violation or event triggering a right of termination of, a default under, or the acceleration of any obligation or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of, any agreement, lease of real or personal property, marketing agreement, contract, note, mortgage, indenture, arrangement or other obligation of Capstone or any of its Subsidiaries ("Capstone Contracts") or any law, rule, ordinance or regulation or judgment, decree, order or award to which Capstone or any of its Subsidiaries is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which Capstone or any of its Subsidiaries conducts any of its business, or (3) any other change in the rights or obligations of any party under any of the Capstone Contracts.

         SECTION 3.04 BOARD RECOMMENDATION. The Board of Directors of Capstone has, by a unanimous vote at a meeting of such Board duly held on April 15, 1997, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby. At such meeting, the Board of Directors of Capstone determined that the consideration to be paid by Capstone pursuant to the Merger is fair to the holders of shares of Capstone Common Stock and recommended that the holders of such shares approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

         SECTION 3.05 STATE ANTI-TAKEOVER STATUTES. Capstone has granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of
Section 203 of the Delaware Act and any other state antitakeover statute or regulation such that none of the other provisions of such "business combination," "moratorium," "control share" or other state antitakeover statute or regulation (x) prohibits or restricts either Capstone's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (z) would subject Beverly to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

         SECTION 3.06 NO EXISTING VIOLATION, DEFAULT, ETC. None of Capstone or its Subsidiaries is in violation (except for any violations which would not, singly or in the aggregate with all such other violations, have a Capstone Material Adverse Effect) of (A) any applicable law, ordinance, administrative or governmental rule or regulation or (B) any order, decree or judgment of any court or governmental agency or body having jurisdiction over Capstone or any of its Subsidiaries. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, exists under any Capstone Contract or any lease, permit, license or other agreement or instrument to which Capstone or any of its Subsidiaries is a party or by which any of them is bound or to which any of the properties, assets or operations of Capstone or any of its Subsidiaries is subject (except for any events of default or other defaults which would not, singly or in the aggregate with all such other defaults, have a Capstone Material Adverse Effect).

         SECTION 3.07 LICENSES AND PERMITS. Each of Capstone and its Subsidiaries has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("Capstone Licenses") as are necessary to own, lease or operate its properties and to conduct its business in the manner described in the Capstone SEC Reports and as presently conducted and all such Capstone Licenses are valid and in full force and effect, other than any failure to have any such Capstone License or any failure of any such Capstone License to be valid and in full force and effect as would not, singly or in the aggregate with all such other failures, have a Capstone Material Adverse Effect. Each of Capstone and its Subsidiaries is and, within the period of all applicable statutes of limitation, has been in compliance with its obligations under such Capstone Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Capstone Licenses, other than any such failure to be in compliance with such obligations or any such revocation or termination as would not, singly or in the aggregate with all such other failures, revocations or terminations, have a Capstone Material Adverse Effect. Capstone has no knowledge of any facts or circumstances that could reasonably be expected to result in an inability of Capstone or any of its Subsidiaries to renew any Capstone License. Neither the execution and delivery by Capstone of this Agreement nor the consummation of any of the transactions contemplated herein will result in any revocation or termination of any Capstone License. Set forth in Section 3.07 of the Capstone Disclosure Statement is a true and complete list of all Capstone Licenses which are necessary for the conduct of the business presently conducted by Capstone and its Subsidiaries.

         SECTION 3.08 REGISTRATION STATEMENT; PROSPECTUS/JOINT PROXY STATEMENT. None of the information supplied by Capstone for inclusion or incorporation by reference in the registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") registering the Capstone Common Stock to be issued at the Effective Time (such registration statement as amended by any amendments thereto being referred to herein as the "Registration Statement") or the Prospectus/Joint Proxy Statement to be sent to the stockholders of Beverly and Capstone in connection with the Beverly Special Meeting and the Capstone Special Meeting, including all amendments and supplements thereto, shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective, (ii) the Closing, (iii) the Effective Time, (iv) in the case of the Prospectus/Joint Proxy Statement, on the date or dates the Prospectus/Joint Proxy Statement is first mailed to Beverly and Capstone stockholders, (v) at the date or dates of the Beverly Special Meeting and the Capstone Special Meeting, (vi) at the Closing, and (vii) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to Capstone or any of its Subsidiaries shall occur which is required to be described in the Registration Statement or the Prospectus/Joint Proxy Statement, such event shall be so described, and after due consultation with Beverly, an amendment or supplement shall be promptly filed with the Securities and Exchange Commission (the "SEC") and, as required by law, disseminated to the stockholders of Capstone and Beverly. The Registration Statement and the Prospectus/Joint Proxy Statement will (with respect to Capstone) comply as to form in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be.

         SECTION 3.09     FINDERS OR BROKERS. Except as set forth in Section
3.09 of the Capstone Disclosure Statement, neither Capstone nor any Subsidiary of Capstone has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned in whole or part upon consummation of the Merger.

         SECTION 3.10     SEC FILINGS.

         (a) Capstone has filed with the SEC all required forms, reports and documents required to be filed by it with the SEC since December 31, 1991 (collectively, the "Capstone SEC Reports"), all of which, when filed, complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. As of their respective dates the Capstone SEC Reports (including documents included as exhibits thereto or incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Capstone will deliver to Beverly as soon as they become available true and complete copies of any report or statement mailed by Capstone to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Beverly, as to which Capstone makes no representation) will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will further comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Capstone and its Subsidiaries to be included or incorporated by reference in such reports and statements will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and in accordance with all applicable accounting requirements under the Securities Act and the Exchange Act, and will fairly present the consolidated financial position of Capstone and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

         SECTION 3.11 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Capstone and its Subsidiaries included or incorporated by reference in the Capstone SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and in accordance with all applicable accounting requirements under the Securities Act and the Exchange Act, and fairly present the consolidated financial position of Capstone and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) and such audited financial statements have been certified as such (without exception) by Capstone's independent accountants.

         SECTION 3.12 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Capstone nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except for those liabilities recorded on the Capstone Balance Sheet (as hereinafter defined) or described in the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1996 that would not, singly or in the aggregate, be reasonably expected to have a Capstone Material Adverse Effect.

         SECTION 3.13     ABSENCE OF CHANGES OR EVENTS.

         (a) Since December 31, 1996: (i) Capstone and its Subsidiaries have conducted their business in the ordinary course and have not incurred any material liability or obligation (indirect, direct or contingent) or entered into any material oral or written agreement or other transaction that is not in the ordinary course of business (other than the Voting Agreement, the Shareholders Agreement (as hereinafter defined) and this Agreement) or that could reasonably be expected to result in a Capstone Material Adverse Effect;
(ii) neither Capstone nor its Subsidiaries have sustained any material loss or interference with their business or properties from fire, flood, windstorm, accident, strike or other calamity (whether or not covered by insurance); (iii) there has been no material change in the indebtedness of Capstone and its Subsidiaries, no change in the capital stock of Capstone and no dividend or distribution of any kind declared, paid or made by Capstone on any class of its capital stock; (iv) there has been no event or condition which has caused a Capstone Material Adverse Effect, nor any development, occurrence or state of facts or circumstances that could, singly or in the aggregate, reasonably be expected to result in a Capstone Material Adverse Effect; (v) there has been no amendment, modification or supplement to any material term of any Capstone Contract required to be identified in Section 3.20 of the Capstone Disclosure Statement or any equity security; and (vi) there has been no material change by Capstone in its accounting principles, practices or methods.

         (b) Since December 31, 1996, other than in the ordinary course of business consistent with past practice, there has not been any increase in the compensation or other benefits payable, or which could become payable, by Capstone, to its officers or key employees, or any amendment of any of the Capstone Compensation and Benefit Plans.

         SECTION 3.14     CAPITALIZATION.

         (a) The authorized capital stock of Capstone consists of 50,000,000 shares of Capstone Common Stock and 500,000 shares of serial preferred stock, par value $.01 per share (the "Capstone Preferred Stock"). As of March 31, 1997, there were 33,999,766 shares of Capstone Common Stock and no shares of Capstone Preferred Stock outstanding and no shares of Capstone Common Stock were held in Capstone's treasury; and except for shares which were reserved for issuance and which may have been issued pursuant to the following sentence there have been no issuances of capital stock of Capstone since December 31, 1996. As of March 31, 1997, 4,180,864 shares of Capstone Common Stock were reserved for issuance upon the exercise of outstanding warrants (the "Capstone Warrants"), 2,835,535 shares of Capstone Common Stock were reserved for issuance upon the exercise of outstanding options (the "Capstone Options") which may be granted under the stock option plans of Capstone covering an aggregate of 3,705,000 shares of Capstone Common Stock (the "Capstone Option Plans"), and no other shares of Capstone Common Stock are reserved for any purpose. Except for the foregoing and as contemplated by this Agreement, there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Capstone to issue, transfer or sell any shares of capital stock of Capstone or any of its Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights with respect to the capital stock of Capstone or any of its Subsidiaries. All issued and outstanding shares of Capstone Common Stock are duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, Capstone subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or By-laws of Capstone or any agreement to which Capstone is a party or by which it may be bound. The Capstone Common Stock to be issued in accordance with Section 2.01 of this Agreement, when so issued, will be duly authorized and validly issued, fully paid and nonassessable.

         (b) Except as set forth in Section 3.14(b) of the Capstone Disclosure Statement, there are no (i) obligations, contingent or otherwise, of Capstone to repurchase, redeem or otherwise acquire any shares of Capstone Common Stock; or provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person, or (ii) agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of

Capstone. Except for the Voting Agreement and the Shareholders Agreement (as hereinafter defined), there are no voting trusts, proxies or other agreements or understandings to which Capstone is a party or by which Capstone is bound with respect to the voting of any shares of capital stock of Capstone.

         (c) Capstone has delivered or made available to Beverly complete and correct copies of each of the Capstone Warrants and Capstone Option Plans, including all amendments thereto. Section 3.14(c) of the Capstone Disclosure Statement sets forth a complete and correct list of all outstanding Capstone Warrants and Capstone Options, setting forth (i) the exercise price of each outstanding Capstone Warrant and Capstone Option, (ii) the number of Capstone Warrants and Capstone Options and (iii) the date of issuance or grant of each such Capstone Warrant or Capstone Option. Section 3.14(c) of the Capstone Disclosure Statement sets forth a complete and correct list of all restricted stock awards including the recipients and the number of shares of Capstone Common Stock received or to be received by each.

         SECTION 3.15 CAPITAL STOCK OF SUBSIDIARIES. The only direct or indirect Subsidiaries of Capstone are those listed in Section 3.15 of the Capstone Disclosure Statement. Capstone is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its Subsidiaries, there are no proxies with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Capstone or any of such Subsidiaries to issue, transfer or sell any shares of capital stock of such Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares. All of such shares beneficially owned by Capstone are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by Capstone free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as set forth in Section 3.15 of the Capstone Disclosure Statement, Capstone does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

         SECTION 3.16 LITIGATION. Except as set forth in Section 3.16 of the Capstone Disclosure Statement, there are no pending actions, suits, proceedings or, to the best knowledge of Capstone after due inquiry, investigations by, against or affecting Capstone, any of its Subsidiaries or any of their properties, assets or operations, or with respect to which Capstone or any of its Subsidiaries is responsible by way of indemnity or otherwise. No pending or, to the knowledge of Capstone, threatened actions, suits, proceedings or investigations by, against or affecting Capstone, any of its Subsidiaries or any of their properties, assets or operations, or with respect to which they are responsible by way of indemnity or otherwise, whether or not disclosed in such Capstone SEC Reports, would, singly or in the aggregate with all such other actions, suits, investigations or proceedings, reasonably be expected to have a Capstone Material Adverse Effect; and, to the best knowledge of Capstone after due inquiry, no such actions, suits, proceedings or investigations which would reasonably be expected to have a Capstone Material Adverse Effect are threatened or contemplated and there is no reasonable basis, to the best knowledge of Capstone after due inquiry, for any such action, suit, proceeding or investigation, whether or not threatened or contemplated.

         SECTION 3.17 INSURANCE. Capstone has insurance policies and fidelity bonds covering it and its Subsidiaries' assets, business, equipment, properties, operations, employees, officers and directors of the type and in amounts customarily carried by persons conducting business similar to that of Capstone and such Subsidiaries. All premiums due and payable under all such policies and bonds have been paid, and Capstone is otherwise in full compliance with the terms and conditions of all such policies and bonds, except where the failure to have made payment or to be in full compliance would not, individually or in the aggregate with all such other failures, have a Capstone Material Adverse Effect. The reserves established by Capstone in respect of all matters as to which Capstone self-insures or carries retention and/or deductibles, including workers' medical coverage and workers' compensation, are adequate and appropriate in light of Capstone's experience since December 31, 1991 with respect thereto, and Capstone is not aware, after due inquiry, of any facts or circumstances existing as of the date hereof that could reasonably be expected to cause such reserves to be inadequate or inappropriate. Section 3.17 of the Capstone Disclosure Statement sets forth a true and complete list of all insurance policies, including retention and/or deductible programs, and fidelity bonds of Capstone.

         SECTION 3.18 TITLE TO AND CONDITION OF PROPERTIES. Capstone and its Subsidiaries have good title to all of the real property and personal property reflected on Capstone's December 31, 1996 audited consolidated balance sheet contained in Capstone's Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC (the "Capstone Balance Sheet"), except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Set forth in Section 3.18 of the Capstone Disclosure Statement is a true and complete list of all real properties owned by Capstone and its Subsidiaries, all of which real properties are reflected on the Capstone Balance Sheet. No such real or personal property is subject to claims, liens or other encumbrances of any kind or character, including, without limitation, mortgages, pledges, liens, conditional sale agreements, charges, security interests, easements, restrictive covenants, rights of way or options, except for (i) liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and in respect of which Capstone or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (ii) mechanics', carriers', workers', repairers', materialmen's and other similar statutory liens incurred in the ordinary course of business for obligations not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and in respect of which Capstone or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (iii) in the case of real property, easements, rights of way, restrictions, minor defects or irregularities in title that do not individually or in the aggregate have a material adverse effect on the value or use of the real property encumbered thereby as currently used in the operation of the business of Capstone or its Subsidiaries; or (iv) those which would not materially interfere with the conduct of the business of Capstone and its Subsidiaries or impair Capstone's ability to perform its obligations under this Agreement and to consummate the transactions contemplated





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
hereby (the encumbrances described in clauses (i) through (iv) of this sentence, collectively, the "Capstone Permitted Encumbrances"). There are no eminent domain proceedings pending or, to Capstone's knowledge, threatened against any owned property or any material portion thereof which proceedings (if resulting in a taking) could reasonably be expected to have a material adverse effect on the value or use of such property as currently used in the operation of the business of Capstone or its Subsidiaries. The real properties and the improvements located thereon (including the roof and structural portions of each building) are in good operating order and condition, subject to ordinary wear and tear. There are no structural, mechanical or other defects of a material nature in any improvements located on the real properties. All building systems in respect of the real properties are in all material respects in good condition and working order, subject to ordinary wear and tear. The real properties are served by all utilities required or necessary for the present use thereof. Capstone has made available to Beverly true and correct copies of all title insurance commitments, title insurance policies and surveys in the possession of Capstone or its Subsidiaries relating to its real properties set forth in Section 3.18 of the Capstone Disclosure Statement.

         SECTION 3.19 LEASES. There have been delivered or made available to Beverly true and complete copies of each lease pursuant to which real or personal property is held under lease by Capstone or any of its Subsidiaries (limited in the case of personal property, to leases pursuant to which annual rentals are reasonably expected to be at least $100,000 per year), and true and complete copies of each lease pursuant to which Capstone or any of its Subsidiaries leases real or personal property to others (limited in the case of personal property, to leases pursuant to which annual rentals are reasonably expected to be at least $100,000 per year). Section 3.19 of the Capstone Disclosure Statement sets forth a true and complete list of all such leases, and such leases are the only leases that are material to the business conducted by Capstone and its Subsidiaries. All of the leases so listed (i) are valid and subsisting and in full force and effect with respect to Capstone and its Subsidiaries, as the case may be, and, to Capstone's knowledge, with respect to any other party thereto, (ii) were entered into as a result of bona fide arm's length negotiations with the other party or parties thereto, and (iii) Capstone or its Subsidiaries, as the case may be, have valid leasehold interests in all properties leased thereunder free and clear of all liens and encumbrances other than Capstone Permitted Encumbrances. The leased real properties are in good operating order and condition, subject to ordinary wear and tear.

         SECTION 3.20     CONTRACTS AND COMMITMENTS. Except as set forth in
Section 3.20 of the Capstone Disclosure Statement, neither Capstone nor any of its Subsidiaries is a party to any existing contract, obligation or commitment of any type in any of the following categories:

                 (a) contracts for the purchase by Capstone or any of its Subsidiaries of medicines, materials, supplies or equipment which are not cancelable upon 90 days' or less notice and which either (i) have not been entered into in the ordinary course of business and consistent with past practice or (ii) provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment, or (iii) contracts obligating Capstone or its Subsidiaries to make capital expenditures in excess of $200,000;

                 (b) contracts under which Capstone or any of its Subsidiaries has, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (i) the performance of any other person, firm or corporation under a contract, or (ii) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation;

                 (c) powers of attorney outstanding from Capstone or any of its Subsidiaries other than as issued in the ordinary course of business and consistent with past practice with respect to customs, insurance, patent, trademark or tax matters, or to agents for service of process;

                 (d) contracts under which any amount payable by Capstone or any of its Subsidiaries is dependent upon, or calculated in accordance with, the revenues or profits of Capstone or any of its Subsidiaries;

                 (e) contracts with any director, officer, employee or affiliate of Capstone or any of its Subsidiaries other than in such person's capacity as a director, officer or employee of Capstone or any of its Subsidiaries;

                 (f) contracts which limit or restrict where Capstone or any of its Subsidiaries may conduct its business or the type or line of business in which Capstone or any of its Subsidiaries may engage;

                 (g) contracts with any party for the loan of money or availability of credit to or from Capstone or any of its Subsidiaries (except credit extended by Capstone or any of its Subsidiaries to its customers in the ordinary course of business and consistent with past practice); or

                 (h) any hedging, option, derivative or other similar transaction.

         True and complete copies of all contracts, obligations and commitments listed in Section 3.20 of the Capstone Disclosure Statement have been delivered or made available to Beverly. All such contracts are in full force and effect. None of Capstone or its Subsidiaries or, to the best knowledge of Capstone, any other party is in breach of or default under any such contracts (and no facts or circumstances exist which could reasonably support the assertion of any such breach or default) except for breaches and defaults by parties other than Capstone and its Subsidiaries which would not, singly or in the aggregate with all other such breaches, have a Capstone Material Adverse Effect.

         SECTION 3.21 LABOR MATTERS. None of Capstone or its Subsidiaries is a party to any union contract or other collective bargaining agreement. Each of Capstone and its Subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, safety, wages and hours, and neither Capstone nor any of its Subsidiaries is engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of Capstone, any labor strike or stoppage threatened) against or affecting Capstone or any of its Subsidiaries. To the best of Capstone's knowledge, no union organizing activities with respect to any of its or its Subsidiaries' employees are occurring or threatened.

         SECTION 3.22 NO CHANGE OF CONTROL PUTS. Neither the execution and delivery by Capstone of this Agreement nor the consummation of any of the transactions contemplated hereby gives rise to any obligation of Capstone or any of its Subsidiaries to, or any right of any holder of any security of Capstone or any of its Subsidiaries to, require Capstone to purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same.

         SECTION 3.23 EMPLOYMENT AND LABOR CONTRACTS. Except as set forth in Section 3.23 of the Capstone Disclosure Statement, neither Capstone nor any of its Subsidiaries is a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or, to the best knowledge of Capstone, any entity affiliated with any past or present officer, director or employee, other than the agreements executed by employees generally, the forms of which have been provided to Beverly.

         SECTION 3.24 INTELLECTUAL PROPERTY RIGHTS. Capstone or its Subsidiaries own or have the right to use all Intellectual Property Rights (as hereinafter defined) necessary to the conduct of their respective businesses.
Section 3.24 of the Capstone Disclosure Statement contains a list of all patents, trade names, registered and unregistered copyrights, trademarks and service marks, mask works and applications for the foregoing owned by Capstone or its Subsidiaries. Except as set forth in Section 3.24 of the Capstone Disclosure Statement, (i) Capstone and/or its Subsidiaries have clear and unencumbered title to the Intellectual Property Rights set forth in such
Section 3.24 and such title has not been challenged (pending or threatened) by others except for the encumbrances listed therein; (ii) no rights or licenses to use Intellectual Property Rights have been granted or acquired by Capstone or its Subsidiaries; (iii) there have been no claims or assertions made by others that Capstone has infringed any Intellectual Property Rights of others by the sale of products or any other activity in the preceding six-year period;
(iv) to the knowledge of Capstone, there has been no such infringement by Capstone or any of its Subsidiaries during such six-year period; (v) Capstone has no knowledge of any infringement of Intellectual Property Rights of Capstone or any of its Subsidiaries by others, and (vi) all such patents, registered trademarks, service marks and copyrights owned by Capstone or its Subsidiaries are in good standing, and, to the extent recorded on the public record, are recorded in the name of Capstone or its Subsidiaries. Such Section
3.24 also contains a list of unpatented inventions used or planned for use by Capstone or its Subsidiaries. True and complete copies of all material listed in Section 3.24 of the Capstone Disclosure Statement have been delivered or made available to Beverly.

         "Intellectual Property Rights" shall mean and include rights relating to patents, trademarks, service marks, trade names, copyrights, mask works, inventions, processes, trade secrets, know-how, confidentiality agreements, consulting agreements, software and any documentation relating to the manufacture, marketing and maintenance of products.

         SECTION 3.25 TAXES. (i) Capstone and its Subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other Tax returns and reports (hereinafter collectively referred to as "Tax Returns") required to be filed by them on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Capstone and/or its Subsidiaries (copies of which for the past three fiscal years have been delivered or made available to Beverly); (ii) all Taxes of Capstone and its Subsidiaries have been paid in full to the proper authorities or fully accrued or provided for with respect to fiscal periods for which there are publicly available financial statements and otherwise on the books of Capstone, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies asserted in writing as a result of Tax examinations of federal, state and foreign income, sales and franchise and all other Tax Returns filed by Capstone and its Subsidiaries have either been paid or adequately reserved for in accordance with generally accepted accounting principles; (iv) to the best knowledge of Capstone, no unpaid deficiency has been asserted or assessed against Capstone or any of its Subsidiaries, and no examination of Capstone or any of its Subsidiaries is pending or threatened for any material amount of Tax by any taxing authority (with respect to any such action, Section 3.25 of the Capstone Disclosure Statement sets forth the periods at issue and the category of Tax, and the examining authority's and any corresponding revenue agents' reports relating to the issue have been delivered or made available to Beverly); (v) except as set forth in the Capstone Disclosure Statement, no extension of the period for assessment or collection of any Tax of Capstone or any of its Subsidiaries is currently in effect and no extension of time within which to file any Tax Return of Capstone or any of its Subsidiaries has been requested, which Tax Return has not since been filed;
(vi) no Tax liens have been filed with respect to any Taxes of Capstone or any of its Subsidiaries except for property taxes which have accrued but with respect to which penalty for nonpayment has not occurred; (vii) neither Capstone nor any of its Subsidiaries has agreed to make any adjustment by reason of a change in its accounting methods that would affect the taxable income or deductions of Capstone or any of its Subsidiaries for any period ending after the Effective Time; (viii) Capstone and its Subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (ix) there are no Tax sharing agreements or arrangements under which Capstone or any Subsidiary will have any obligation or liability on or after the Effective Time; (x) Capstone and its Subsidiaries have no foreign losses as defined in Section 904(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code"); (xi) to the best knowledge of Capstone, there are no transfer pricing agreements made by or on behalf of Capstone or any of its Subsidiaries with any taxation authority; (xii) no asset of Capstone or any of its Subsidiaries is held in an arrangement for which partnership Tax Returns are being filed and neither Capstone nor any of its Subsidiaries is a partner in any partnership; (xiii) neither Capstone nor any of its Subsidiaries owns any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of Section 1296 of the Code) or other entity the income of which is required to be included in the income of Capstone or such Subsidiary; (xiv) neither Capstone nor any of its Subsidiaries has made an election under Section 341(f) of the Code; and
(xv) neither Capstone nor any of its Subsidiaries is obligated to make any payments that would constitute excess parachute payments within the meaning of
Section 280G of the Code.

         "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.

         SECTION 3.26     EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Except as set forth in Section 3.26 of the Capstone Disclosure Statement, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees (or former employees), maintained or contributed to by Capstone or any of its Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which Capstone or any of its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("Capstone Pension Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in
Section 414(b), (c), (m) or (o) of the Code which includes the referent person or its Subsidiaries.

         (b) Capstone has delivered or made available to Beverly true and complete copies of, and Section 3.26 of the Capstone Disclosure Statement lists, all Capstone Pension Benefit Plans, "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees (or former employees), maintained or contributed to by Capstone or any of its Subsidiaries ("Capstone Welfare Plans"), all multiemployer plans (as defined in Section 3(37) of ERISA) covering employees (or former employees) to which Capstone or any of its Subsidiaries or any of their ERISA Affiliates is required to make contributions or otherwise may have any liability, and, to the extent covering employees, directors, or independent contractors (or former employees, directors, or independent contractors), all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, change of control, executive compensation, "top hat," other equity-based compensation, and vacation plans, agreements, or arrangements maintained or contributed to by Capstone or a Subsidiary of Capstone.

         (c) Capstone and each of its Subsidiaries, and each of the Capstone Pension Benefit Plans, Capstone Welfare Plans, and all other plans or arrangement referenced in Section 3.26(b) (collectively, the "Capstone Employee Benefit Plans") are administered in accordance with their terms and are in compliance with the applicable provisions of ERISA and other applicable laws except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a Capstone Material Adverse Effect.

         (d) All contributions to and payments from the Capstone Employee Benefit Plans which are required to have been made in accordance with the Capstone Employee Benefit Plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made.

         (e)     The Capstone Pension Benefit Plans intended to qualify under
Section 401 of the Code are and have always been so qualified, have been determined by the Internal Revenue Service ("IRS") to be so qualified, and nothing has occurred with respect to such Capstone Pension Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been amended and submitted to the IRS on a timely basis to comply with changes to the Code made by the Tax Reform Act of 1986 and other applicable legislative, regulatory or administrative requirements.

         (f) There are (i) no investigations or audits pending, to the best knowledge of Capstone, by any governmental entity involving the Capstone Pension Benefit Plans or Capstone Welfare Plans, (ii) no termination proceedings involving the Capstone Pension Benefit Plans and (iii) no pending or, to the best knowledge of Capstone, threatened claims (other than routine uncontested claims for benefits), suits or proceedings relating to any Capstone Employee Benefit Plan, against the assets of any of the trusts under any Capstone Employee Benefit Plan or against any fiduciary of any Capstone Employee Benefit Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any such Plan or against the assets of any trust under such Plan, except for those which would not, singly or in the aggregate, give rise to any liability which would reasonably be expected to have a Capstone Material Adverse Effect, nor, to the best knowledge of Capstone, are there any facts which could give rise to any such liability. except for those which would not, singly or in the aggregate, reasonably be expected to have a Capstone Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

         (g) None of Capstone, any of its Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Capstone Pension Benefit Plans or Capstone Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could result in a tax or penalty on Capstone or any of its Subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA, except any such event which would not, singly or in the aggregate, reasonably be expected to have a Capstone Material Adverse Effect.

         (h) Neither the Capstone Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof, except any such event which would not, singly or in the aggregate, reasonably be expected to have a Capstone Material Adverse Effect, nor has there been any event with respect to any Capstone Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any Capstone Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA, except any such event which would not, singly or in the aggregate, reasonably be expected to have a Capstone Material Adverse Effect.

         (i) Neither Capstone nor any Subsidiary of Capstone nor any ERISA Affiliate has incurred any currently outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under
Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Capstone Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code.

         (j) Neither Capstone, any of its Subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA.

         (k) With respect to each of the Capstone Employee Benefit Plans, true, correct and complete copies of the following documents have been delivered or made available to Beverly: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, and (iv) the most recent IRS determination letter, if applicable.

         (l) Neither Capstone, any of its Subsidiaries, any organization to which Capstone is a successor or parent corporation, within the meaning of
Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of ERISA, except where the liability therefor would not, singly or in the aggregate, reasonably be expected to have a Capstone Material Adverse Effect.

         (m) None of the Capstone Welfare Plans maintained by Capstone or any of its Subsidiaries include retiree life or retiree health benefits or provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Capstone and each of its Subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a Capstone Material Adverse Effect.

         (n) No liability under any Capstone Employee Benefit Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Capstone or any of its Subsidiaries has received notice that such insurance company is in rehabilitation.

         (o) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits, deemed satisfaction of goals or conditions, forgiveness or modification of loans, or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee or former employee of Capstone or any of its Subsidiaries.

         (p) Each Capstone Employee Benefit Plan can be amended or terminated at any time without approval from any person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination.

         (q) With respect to each Capstone Employee Benefit Plan and any other similar arrangement or plan either currently or previously terminated, maintained, or contributed to by any entity which either is currently or was previously under common control with Capstone or any of its Subsidiaries as determined under Code Section 414, no event has occurred and no condition exists that after the Merger could subject Capstone or Beverly, directly or indirectly, to any liability (including liability under any indemnification agreement) under Section 412, 4971, 4975, or 4980B of the Code or Section 502, 601 or 606 of ERISA.

         (r) All contributions and payments to or with respect to each Capstone Employee Benefit Plan have been timely made and Capstone has made adequate provision for reserves to satisfy contributions and payments that have not been made because they are not yet due under the terms of such plan or related arrangement, document, or applicable law. No Capstone Employee Benefit Plan has any unfunded benefits that are not fully reflected in Capstone's most recent audited financial statements.

         (s) No agreement, commitment, or obligation exists to increase any benefits under any Capstone Employee Benefit Plan or to adopt any new Capstone Employee Benefit Plan.

         SECTION 3.27     ENVIRONMENTAL MATTERS.

         (a) Except as would not, singly or in the aggregate with all other such instances of non-compliance, have a Capstone Material Adverse Effect, Capstone and its Subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws (as hereinafter defined), which compliance includes, without limitation, the possession of all licenses, permits, registrations and other governmental authorizations (collectively, "Environmental Authorizations") required under applicable Environmental Laws, and compliance with the terms and conditions thereof, and there are no circumstances of which Capstone is aware which may materially prevent or interfere with compliance in the future. To Capstone's knowledge, all Environmental Authorizations currently held by Capstone and its Subsidiaries pursuant to Environmental Laws are identified in Section 3.27(a)(1) of the Capstone Disclosure Statement and represent all Environmental Authorizations necessary for the conduct of the businesses of Capstone and its Subsidiaries as currently conducted. Neither Capstone nor any of its Subsidiaries has been notified, or has any reasonable basis to believe, that any such Environmental Authorizations will be modified, suspended or revoked or cannot be renewed or otherwise maintained in the ordinary course of business. To Capstone's knowledge after due inquiry, the execution and delivery of this Agreement and the consummation by Capstone of the transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Authorizations, and will not require any notification, registration, reporting, filing, investigation or remediation under any Environmental Law.

         (b) There are no Environmental Notices (as hereinafter defined) that, singularly or in the aggregate, reasonably could be expected to have a Capstone Material Adverse Effect (i) pending or, to the best knowledge of Capstone, threatened against Capstone or any of its Subsidiaries, (ii) to the best knowledge of Capstone, pending or threatened against any person or entity whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to Capstone or any of its Subsidiaries, (iii) that to the best knowledge of Capstone could subject Capstone to any material risk of liability, loss or damages, or (iv) that to the best knowledge of Capstone could reasonably be expected to require investigation, removal or remedial or corrective action by Capstone or any of its Subsidiaries. Since December 31, 1996 neither Capstone nor any of its Subsidiaries has received any Environmental Notice alleging that Capstone or any of its Subsidiaries is subject to liability under any Environmental Law or that Capstone or any of its Subsidiaries is not in full compliance with Environmental Laws.

         (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, notice or demand letter or request for information or, to the best knowledge of Capstone, investigation pending or threatened under any Environmental Law (i) against Capstone or any of its Subsidiaries, or (ii) to the knowledge of Capstone against any person or entity in connection with which liability could reasonably be imputed or attributed by law or contract to Capstone or any of its Subsidiaries, except, with respect to each of clauses (i) and (ii), for such demands, claims, notices of violation, notice or demand letters or requests for information which singly or in the aggregate could not reasonably be expected to have a Capstone Material Adverse Effect.

         (d) No property or facility presently or to the knowledge of Capstone formerly owned, operated or leased by Capstone or any of its present Subsidiaries, or to the knowledge of Capstone any of its former Subsidiaries, or any of their respective predecessors in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or on any comparable list established under any Environmental Law, nor has

Capstone or any of its Subsidiaries received any written notification of potential or actual liability or any request for information under CERCLA or any comparable foreign, state or local law.

         (e) There has been no disposal, spill, discharge or release of any Hazardous Materials (as hereinafter defined) generated, used, owned, stored or controlled by Capstone, or to the best knowledge of Capstone any of its Subsidiaries or any of their respective predecessors in interest, on, at or under any property presently or formerly owned, leased or operated by Capstone, or to the best knowledge of Capstone its Subsidiaries, or any predecessors in interest, and to the best knowledge of Capstone there are no Hazardous Materials located in, at, on or under, or in the vicinity of, any such facility or property, or at any other location, that (i) could reasonably be expected to subject Capstone to a material risk of liability, loss or damages, or result in the incurrence by Capstone of costs under Environmental Laws, (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to Capstone or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to Capstone or any of its Subsidiaries or (iii) could reasonably be expected to require investigation, removal or remedial or corrective action by Capstone or any of its Subsidiaries, that in any case singularly or in the aggregate, reasonably could be expected to have a Capstone Material Adverse Effect.

         (f) Without in any way limiting the generality of the foregoing, to the best knowledge of Capstone (i) there are and have been no underground or aboveground storage tanks or other storage receptacles, or related piping or other disposal areas containing Hazardous Materials, located on, at or under property owned, operated or leased by Capstone, any of its Subsidiaries or any of their respective predecessors in interest, (ii) there are and have been no polychlorinated biphenyls located on any properties owned, operated or leased by Capstone or any of its Subsidiaries, and (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, operated or leased by Capstone or any of its Subsidiaries.

         (g) To the best knowledge of Capstone no lien has been recorded under Environmental Laws with respect to any properties, assets or facilities owned, operated or leased by Capstone or any of its Subsidiaries.

         (h) In accordance with Section 5.05, Capstone has given Beverly and its authorized representatives access to all records and files in its possession or control relating to actual or potential compliance or liability issues of Capstone or its Subsidiaries and any of their respective predecessors in interest under Environmental Laws, including, without limitation, all reports, studies, analyses, tests or monitoring results pertaining to the existence of Hazardous Material or any other environmental concern relating to properties, assets or facilities currently or formerly owned, operated, managed, leased, used or controlled by Capstone or any of its Subsidiaries, or otherwise concerning compliance with or liability under Environmental Laws.

         For purposes of this Agreement:

                 (i) "Environment" shall mean any surface water, groundwater or drinking water supply, land surface or subsurface strata or ambient air and includes, without limitation, any indoor location.

                 (ii) "Environmental Laws" shall mean CERCLA, the Resource Conservation and Recovery Act of 1976, as amended, and any other federal, state, local or foreign statute, rule, regulation, order, judgment, directive, decree or common law, as now or previously in effect and regulating, relating to or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the Environment, the generation, handling, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor Environment, or employee health or safety. The term shall also include laws governing the transfer of real property that require notification, registration, reporting, filing, investigation or remediation prior to, concurrent with or following sale or transfer of control of any property, facility or establishment in connection with the actual or threatened presence or release of Hazardous Materials at such property, facility or establishment.

                 (iii) "Environmental Notice" shall mean any written communication, notice or claim by any Governmental Authority or other third party alleging civil or criminal liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental costs, compliance costs or harm, injuries or damages to any person, property, natural resources, or any fines or penalties) or alleging noncompliance arising out of, based upon, resulting from or relating to any Environmental Law.

                 (iv) "Hazardous Material" shall mean any pollutant, contaminant or hazardous, toxic or dangerous waste, substance, constituent or material defined or regulated as such in, or for purposes of, any Environmental Law, including, without limitation, any medical waste, any biochemical waste, any asbestos, radon, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, virus, infectious disease agent and any other substance that can give rise to liability under any Environmental Law.

         SECTION 3.28 DISCLOSURE. No representation or warranty by Capstone and no statement or information relating to Capstone or any of its Subsidiaries contained herein, or in any certificate furnished by or on behalf of Capstone to Beverly in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.29     INSTITUTIONAL PHARMACY BUSINESS.

         (a) Section 3.29 of the Capstone Disclosure Statement lists each Pharmacy utilized by Capstone in connection with its pharmacy business and indicates (i) the location of each such Pharmacy and (ii) whether such Pharmacy premises are owned or held pursuant to a leasehold interest, management agreement or otherwise. No other person or entity has any beneficial ownership or interest in or to any such Pharmacy nor does any other person or entity have any right or option to acquire any beneficial ownership or interest in or to any such Pharmacy.

         (b) Section 3.29 of the Capstone Disclosure Statement lists all of the customers to which Capstone and its Subsidiaries provided pharmacy services pursuant to oral or written contracts which generated revenues in excess of $5,000,000 for the year ended December 31, 1996 ("Capstone Pharmacy Contracts"). Except as set forth in such Section 3.29, Capstone has not been informed, and has no reason to believe, that any Capstone Pharmacy Contract will be terminated for or without cause.

         (c) None of Capstone nor any of its Subsidiaries has violated or is in violation of any law or order of any court or governmental authority that is applicable to any of them, their businesses or their properties, including but not limited to the Medicare and Medicaid fraud and abuse provisions of the Social Security Act, the Civil Monetary Penalties Law of the Social Security Act, the so-called "Stark" law, 42 USC Section 1395nn, or any other federal or state law, statute, rule or regulation prohibiting rebates, kickbacks, fee-splitting or other financial incentives or inducements, including but not limited to providing products or services below cost for the referral or continuation of business. None of Capstone or its Subsidiaries is, to the best knowledge of Capstone, under investigation by the Office of Inspector General of the Department of Health and Human Services or other federal or state investigatory or regulatory body or agency relating to their business activities, nor is Capstone aware of any state of facts which could reasonably be likely to subject any of them to a claim for civil penalties, criminal fines or other sanctions with respect to a violation or claimed violation of any such laws or regulations relating to the conduct of their business.

         (d) Capstone and its Subsidiaries are duly licensed to provide pharmacy services in all states in which they do business, and are participants in the Medicare program and the Medicaid programs of the states listed in
Section 3.07 of the Capstone Disclosure Statement. Capstone and its Subsidiaries are in substantial compliance with all laws, rules and regulations affecting or in connection with Capstone and its Subsidiaries, the Pharmacies and their licenses with respect thereto and their participation in the Medicare and Medicaid programs.

         (e) Capstone has delivered or made available true and correct billing requests for reimbursement and underlying information to all governmental programs, including but not limited to the Medicare and Medicaid programs, in compliance with all rules, regulations, policies and procedures of such governmental programs and of the fiscal intermediaries of such programs. To the best knowledge of Capstone all such billings were for goods actually provided, and at appropriate charges or costs, and Capstone has appropriate documentation to support such billing requests. All accounts receivable of Capstone and its Subsidiaries reflected in the Capstone Balance Sheet represent valid claims against debtors for sales of products or services or other charges on or before the Capstone Balance Sheet Date, are not subject to discount except for normal cash discounts and have been appropriately reduced to their estimated net realizable value after establishing all necessary provisions or reserves with respect to such accounts.

         SECTION 3.30 FAIRNESS OPINION. Capstone has received the opinion of Adirondack Capital Advisors, L.L.C. to the effect that as of the date hereof the financial terms of the Merger are fair to Capstone's stockholders from a financial point of view.

         SECTION 3.31 SUFFICIENCY OF ASSETS. Capstone and its Subsidiaries own, lease, hold or otherwise have the right to use all of the assets, properties, Intellectual Property Rights and Capstone Licenses which are material to the conduct of the business as presently conducted by Capstone and its Subsidiaries.

             ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BEVERLY

         Except as set forth in the Beverly Disclosure Statement delivered by Beverly to Capstone at or prior to the execution of this Agreement (the "Beverly Disclosure Statement") (each section of which qualifies the correspondingly numbered representation and warranty and covenant), Beverly represents and warrants to Capstone as follows:

         SECTION 4.01 ORGANIZATION AND QUALIFICATION. Each of Beverly and its Pharmacy Subsidiaries (as defined in the Distribution Agreement) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Beverly SEC Reports (as hereinafter defined). Each of Beverly and its Pharmacy Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a Beverly Material Adverse Effect. "Beverly Material Adverse Effect" means (i) with respect to any event, occurrence, failure of event or occurrence, change, effect, state of affairs, breach, default, violation, fine, penalty or failure to comply (each, a "circumstance"), individually or taken together with all other circumstances contemplated by or in connection with any or all of the representations and warranties made in this Agreement, (a) a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Institutional Pharmacy Business, taken as a whole, or (b) an impairment on the ability of NBHI to conduct as a going concern the Remaining Health Care Business (as defined in the Distribution Agreement) subsequent to the Distribution or (ii) circumstances resulting in the impairment of Beverly's or NBHI's ability to perform its obligations under this Agreement or the Distribution Agreement and to consummate the transactions contemplated hereby and thereby.

Neither Beverly nor any of its Pharmacy Subsidiaries is in violation of any of the provisions of its respective certificate of incorporation (or other applicable charter document) or By-laws. True and complete copies of the certificate of incorporation and By-laws, as currently in effect, of Beverly and of each Pharmacy Subsidiary of Beverly have been previously delivered or made available to Capstone. No amendments to the certificate of incorporation (or other similar charter documents) and By-laws of Beverly or any Pharmacy Subsidiary have been authorized since December 31, 1996.

         SECTION 4.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Beverly has full corporate power and authority to execute and deliver this Agreement and the Distribution Agreement and, upon obtaining the approval of a majority of the outstanding shares of Beverly Common Stock at the Beverly Special Meeting or adjournment thereof, as may be required by the Delaware Act, to consummate the Merger and the Distribution and complete the other transactions contemplated hereby. The execution and delivery of this Agreement and the Distribution Agreement and the consummation of the Merger, the Distribution and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Beverly, and except as stated in the preceding sentence, no other corporate proceedings on the part of Beverly are necessary to authorize this Agreement and the Distribution Agreement or to consummate the Merger, the Distribution and the other transactions contemplated hereby. This Agreement and the Distribution Agreement have been duly and validly executed and delivered by Beverly and, assuming, in the case of this Agreement and the Distribution Agreement, the due authorization, execution and delivery of each such agreement by Capstone, constitute valid and binding agreements of Beverly, enforceable against Beverly in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         SECTION 4.03     CONSENTS, NO CONFLICTS.

         (a) Except for the filing of the Certificate of Merger, the filing and effectiveness of the Registration Statement and the NBHI Registration Document (as hereinafter defined), the filings required under and in connection with the applicable requirements of the HSR Act, and filings required pursuant to any state securities or "blue sky" laws, no filing or registration with, notification or disclosure to, or permit, authorization, consent or approval of, (i) any court, (ii) any government agency or body or (iii) any third party, whether acting in an individual, fiduciary or other capacity, is required for the consummation by Beverly of the Merger, the Distribution or the other transactions contemplated hereby or by the Distribution Agreement except such as are set forth in Section 4.03(a) of the Beverly Disclosure Statement, which will have been obtained or made prior to the Effective Time and will then be in full force and effect or which would not, singly or in the aggregate with all other such consents which have not been obtained, have a Beverly Material Adverse Effect.

         (b) Except as set forth in Section 4.03(b) of the Beverly Disclosure Statement, the execution, delivery and performance of this Agreement, the Distribution Agreement, the consummation of the Distribution, the Merger and the other transactions contemplated hereby (or thereby) and compliance by Beverly with any of the provisions hereof (or thereof) do not and will not, (i) subject to obtaining the approval of a majority of the outstanding shares of Beverly Common Stock at the Beverly Special Meeting or any adjournment thereof as required by the Delaware Act, conflict with or result in any breach or violation of any provision of the certificate of incorporation (or other comparable charter documents) or By-laws of Beverly or any of its Pharmacy Subsidiaries, (ii) result in (1) a breach or violation of, a default under or an event triggering any payment or other obligation pursuant to any of Beverly's existing pension plans, welfare plans, multiemployer plans, employee benefit plans, benefit arrangements or similar plans, arrangements or policies, including bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, phantom stock performance shares, health or group insurance, severance pay, retirement or other benefit plans, and all similar arrangements or policies of Beverly and its Subsidiaries (the "Beverly Compensation and Benefit Plans") or any grant or award made under any of the foregoing in any case for which Beverly or any of the Pharmacy Subsidiaries would be responsible after the Distribution, (2) a breach, violation or event triggering a right of termination of, a default under, the acceleration of any obligation, or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of any agreement, lease of real or personal property, marketing agreement, contract, note, mortgage, indenture, arrangement or other obligation of Beverly or any of its Pharmacy Subsidiaries which relate to the Institutional Pharmacy Business ("Beverly Contracts") or any law, rule, ordinance or regulation or judgment, decree, order or award to which Beverly or any of its Pharmacy Subsidiaries is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which Beverly or any of its Pharmacy Subsidiaries conducts the Institutional Pharmacy Business, or (3) any other change in the rights or obligations of any party under any of the Beverly Contracts.

         SECTION 4.04 BOARD ACTION. The Board of Directors of Beverly has, by a unanimous vote at a meeting of such Board duly held on April 15, 1997, approved and adopted this Agreement, the Distribution Agreement, the Merger and the other transactions contemplated hereby or by the Distribution Agreement, including but not limited to termination of the Beverly Rights Plan to be effective upon the Closing of the Merger, determined that the consideration to be received by the holders of shares of Beverly Common Stock pursuant to the Merger is fair to the holders of such shares and recommended that the holders of such shares approve and adopt this Agreement, the Distribution Agreement, the Merger and the other transactions contemplated hereby.

         SECTION 4.05 STATE ANTI-TAKEOVER STATUTES; RIGHTS AGREEMENT. Beverly has granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of Section 203 of the Delaware Act and the Rights Agreement (as hereinafter defined), and any other state anti-takeover statute or





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
regulation such that none of the provisions of such "business combination," "moratorium," "control share," or other state anti-takeover statute or regulation or the Rights Agreement (x) prohibits or restricts Beverly's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement or any provision hereof, or
(z) would subject Capstone to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement.

         SECTION 4.06 NO EXISTING VIOLATION, DEFAULT, ETC. None of Beverly or any of its Subsidiaries is in violation (except for any violations which would not, singly or in the aggregate with all such other violations, (i) have a Beverly Material Adverse Effect or (ii) result in Remaining Health Care Liabilities for which as between NBHI on the one hand and Beverly and Capstone on the other hand, NBHI shall be solely liable) of (A) any applicable law, ordinance, administrative or governmental rule or regulation or (B) any order, decree or judgment of any court or governmental agency or body having jurisdiction over Beverly or any of its Subsidiaries. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, exists under any Beverly Contract or any lease, permit, license or other agreement or instrument to which Beverly or any of its Subsidiaries is a party or by which any of them is bound or to which any of the properties, assets or operations of Beverly or any of its Subsidiaries is subject (except for any events of default or other defaults which would not, singly or in the aggregate with all such other defaults, (i) have a Beverly Material Adverse Effect or (ii) result in Remaining Health Care Liabilities for which as between NBHI on the one hand and Beverly and Capstone on the other hand, NBHI shall be solely liable).

         SECTION 4.07 AFFILIATES. Beverly has delivered to Capstone a letter identifying all persons who, as of the date hereof, may be deemed to be "affiliates" of Beverly for purposes of Rule 145 under the Securities Act ("Affiliates") and the written agreement of each such person, substantially in the form of Exhibit F hereto.

         SECTION 4.08 LICENSES AND PERMITS. Each of Beverly and its Pharmacy Subsidiaries has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("Beverly Licenses") as are necessary to own, lease or operate its properties or conduct the Institutional Pharmacy Business in the manner described in the Beverly SEC Reports and as presently conducted, and all such Beverly Licenses are valid and in full force and effect, other than any failure to have any such Beverly License or any failure of any such Beverly License to be valid and in full force and effect as would not, singly or in the aggregate with all such other failures, have a Beverly Material Adverse Effect. Each of Beverly and its Pharmacy Subsidiaries is, and within the period of all applicable statutes of limitation has been, in compliance with its obligations under such Beverly Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Beverly Licenses, other than any such failure to be in compliance with such obligations or any such revocation or termination as would not, singly or in the aggregate with all such other failures, revocations or terminations, have a Beverly Material

Adverse Effect. Beverly has no knowledge of any facts or circumstances that could reasonably be expected to result in an inability of Beverly or any of its Pharmacy Subsidiaries to renew any Beverly License. Except as set forth in
Section 4.08 of the Beverly Disclosure Statement, neither the execution and delivery by Beverly of this Agreement or the Distribution Agreement nor the consummation of the Distribution, the Merger or any of the other transactions contemplated herein will result in any revocation or termination of any Beverly License or any requirement that the Surviving Corporation be licensed in respect of any of the Beverly Licenses. Set forth in such Section 4.08 is a true and complete list of all Beverly Licenses which are necessary for the conduct of the Institutional Pharmacy Business as presently conducted by Beverly and its Subsidiaries. The listed Beverly Licenses are held by Beverly or the Pharmacy Subsidiaries.

         SECTION 4.09 REGISTRATION STATEMENT; PROSPECTUS/JOINT PROXY STATEMENT; NBHI REGISTRATION DOCUMENT.

         (a) None of the information supplied by Beverly for inclusion or incorporation by reference in the Registration Statement or the Prospectus/Joint Proxy Statement to be sent to the stockholders of Capstone and Beverly in connection with the Capstone Special Meeting and the Beverly Special Meeting, including all amendments and supplements thereto, shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective, the Closing, (iii) the Effective Time, (iv) in the case of the Prospectus/Joint Proxy Statement, on the date the Prospectus/Joint Proxy Statement is first mailed to Capstone and Beverly stockholders, (v) at the time of the Capstone Special Meeting and the Beverly Special Meeting, (vi) at the Closing, and (vii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to Beverly or any of its Subsidiaries shall occur which is required to be described in the Registration Statement or the Prospectus/Joint Proxy Statement, such event shall be so described, and after consultation with Capstone, an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Beverly and Capstone. The Registration Statement and Prospectus/Joint Proxy Statement will (with respect to Beverly and its Subsidiaries) comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be.

         (b) The Form S-1, Form 10 or other appropriate filings to be made to register the NBHI Common Stock under the Securities Act and the Exchange Act, as appropriate, as such filing or filings may be amended or supplemented (collectively, the "NBHI Registration Document"), will not, at the date the NBHI Registration Document (or any amendment or supplement thereto), at the time that the NBHI Registration Document becomes effective, at the time of the Beverly Special Meeting, at Closing and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. The NBHI Registration Document will comply as to form in all material respects with the applicable provisions of the Securities Act or the Exchange Act, as the case may be.

         SECTION 4.10     FINDERS OR BROKERS. Except as set forth in Section
4.10 of the Beverly Disclosure Statement, neither Beverly nor any Subsidiary of Beverly has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned in whole or part upon consummation of the Merger or the Distribution.

         SECTION 4.11     SEC FILINGS.

         (a) Beverly has filed with the SEC all required forms, reports and documents required to be filed by it with the SEC since December 31, 1991 (collectively, the "Beverly SEC Reports"), all of which, when filed, complied in all material respects as to form with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. As of their respective dates the Beverly SEC Reports (including documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Beverly will deliver to Capstone as soon as they become available true and complete copies of any report or statement mailed by Beverly to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Capstone, as to which Beverly makes no representation) will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will further comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Beverly and its Subsidiaries to be included or incorporated by reference in such reports and statements will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and in accordance with all applicable accounting requirements under the Securities Act and the Exchange Act, and will fairly present the consolidated financial position of Beverly and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

         SECTION 4.12 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Beverly and its Subsidiaries included or incorporated by reference in the Beverly SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and in accordance with all applicable accounting requirements under the Securities Act and the Exchange Act, and fairly present the consolidated financial position of Beverly and its

Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) and such audited financial statements have been certified as such (without exception) by Beverly's independent accountants. The unaudited Institutional Pharmacy Business Financial Statements as set forth in Section
4.12 of the Beverly Disclosure Statement have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly presented the consolidated financial position of the Pharmacy Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, except as noted in the following sentence, to normal year-end adjustments and subject to the extent they may not include footnotes or may be condensed or summary statements). Without limiting the generality of the foregoing, such unaudited Institutional Pharmacy Business Financial Statements reflect all material adjustments to working capital components reflected therein.

         SECTION 4.13 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Beverly nor its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except for (i) the liabilities recorded on the Institutional Pharmacy Business Financial Statements or as set forth in the notes thereto,
(ii) liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1996 that would not, singly or in the aggregate, be reasonably expected to have a Beverly Material Adverse Effect and (iii) Remaining Health Care Liabilities for which, as between NBHI on the one hand and Beverly and Capstone on the other hand, NBHI and its Subsidiaries shall be solely liable.

         SECTION 4.14     ABSENCE OF CHANGES OR EVENTS.

         (a) Since December 31, 1996, except as set forth in Section 4.14(a) of the Beverly Disclosure Statement, (i) Beverly and its Subsidiaries have conducted the Institutional Pharmacy Business in the ordinary course and have not incurred any material liability or obligation (indirect, direct or contingent) or entered into any material oral or written agreement or other transaction that is not in the ordinary course of business (other than the Distribution Agreement and this Agreement) or that could reasonably be expected to result in any Beverly Material Adverse Effect; (ii) neither Beverly nor its Pharmacy Subsidiaries have sustained any material loss or interference with their business or properties from fire, flood, windstorm, accident, strike or other calamity (whether or not covered by insurance); (iii) there has been no material change in the indebtedness of Beverly and its Pharmacy Subsidiaries, no change in the authorized capital stock of Beverly and no dividend or distribution of any kind declared, paid or made by Beverly on any class of its capital stock other than the Distribution; (iv) there has been no event or condition which has caused a Beverly Material Adverse Effect, nor any development, occurrence or state of facts or circumstances that could, singly or in the aggregate, reasonably be expected to result in a Beverly Material Adverse Effect; (v) there has been no amendment, modification or supplement to any material term of any Beverly Contract required to be identified in Section 4.21(a) of the Beverly Disclosure Statement to which Beverly or a Pharmacy Subsidiary is a party, or to any equity security; and (vi) there has been no material change by Beverly in its accounting principles, practices or methods.

         (b) Since December 31, 1996, other than in the ordinary course of business consistent with past practice, there has not been any increase in the compensation or other benefits payable, or which could become payable, by Beverly, to its officers or key employees, or except for the transactions contemplated by this Agreement and the Distribution Agreement, any amendment of any of the Beverly Compensation and Benefit Plans. Copies of any such amendments have been or will be provided to Capstone promptly upon adoption.

         SECTION 4.15     CAPITALIZATION.

         (a) The authorized capital stock of Beverly consists of 300,000,000 shares of Beverly Common Stock and 25,000,000 shares of Preferred Stock, $1.00 par value (the "Beverly Preferred Stock"). As of March 31, 1997, there were (i) 99,171,864 shares of Beverly Common Stock outstanding, (ii) no shares of Beverly Preferred Stock outstanding, (iii) 5,423,408 shares of Beverly Common Stock held in treasury and (iv) 97,171,864 shares of Beverly Common Stock were reserved for issuance in connection with the rights (the "Rights") pursuant to the Rights Agreement dated as of September 19, 1994, as amended April 6, 1995 (as so amended, the "Rights Agreement") between Beverly and The Bank of New York, as Rights Agent. Except for shares which were reserved for issuance and which may have been issued pursuant to the following sentence there have been no issuances of capital stock of Beverly since December 31, 1996. As of March 31, 1997, in addition to the Rights, 8,264,261 shares of Beverly Common Stock were reserved for issuance as restricted stock, performance shares or upon the exercise of outstanding options (collectively, the "Beverly Options") which may be granted under the incentive and stock option plans of Beverly covering an aggregate of 4,740,029 shares of Beverly Common Stock (collectively, the "Beverly Option Plans"), 4,881,842 shares were reserved for issuance upon conversion of Beverly's 7 5/8% Convertible Subordinated Debentures due March 15, 2003, 11,252,978 shares were reserved for issuance upon conversion of Beverly's 5 1/2% Convertible Subordinated Debentures due August 1, 2018 (collectively, the "Convertible Debentures"). No other shares of Beverly Common Stock are reserved for any purpose. Except for the foregoing, there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Beverly to issue, transfer or sell any shares of capital stock of Beverly or any of its Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights with respect to the capital stock of Beverly or any of its Subsidiaries. All issued and outstanding shares of Beverly Common Stock are duly authorized and validly issued, fully paid and non-assessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, Beverly subject to) any preemptive or similar rights created by statute, the Amended and Restated Certificate of

Incorporation or By-laws of Beverly or any agreement to which Beverly is a party or by which it may be bound.

         (b) Except as set forth in Section 4.15(b) of the Beverly Disclosure Statement, there are no (i) obligations, contingent or otherwise, of Beverly to repurchase, redeem or otherwise acquire any shares of Beverly Common Stock or to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise, except for transactions constituting part of the Restructuring and described in Exhibit A to the Distribution Agreement), or provide any guarantee with respect to the obligations of, any other person, or
(ii) agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Beverly. There are no voting trusts, proxies or other agreements or understandings to which Beverly is a party or by which Beverly is bound with respect to the voting of any shares of capital stock of Beverly.

         (c) Beverly has delivered or made available to Capstone complete and correct copies of each of the Beverly Option Plans, including all amendments thereto. Section 4.15(c) of the Beverly Disclosure Statement sets forth a complete and correct list of all outstanding options setting forth (i) the exercise price of each outstanding Beverly Option, (ii) the number of Beverly Options, (iii) the date of grant of each such Beverly Option. Section 4.15(c) of the Beverly Disclosure Statement sets forth a complete and correct list of all restricted stock awards including the recipients and the number of shares of Beverly Common Stock received or to be received by each.

         SECTION 4.16 CAPITAL STOCK OF SUBSIDIARIES. The only direct or indirect Subsidiaries of Beverly are those listed in Section 4.16 of the Beverly Disclosure Statement, which Section 4.16 separately sets forth the Pharmacy Subsidiaries. As of the Effective Time, the Pharmacy Subsidiaries shall constitute the only direct or indirect Subsidiaries of Beverly. Beverly is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its Pharmacy Subsidiaries, there are no proxies with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Beverly or any of such Subsidiaries to issue, transfer or sell any shares of capital stock of such Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares. All of such shares beneficially owned by Beverly are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and, except as set forth in Section 4.16 of the Beverly Disclosure Statement, are owned by Beverly free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as set forth in Section
4.16 of the Beverly Disclosure Statement, Beverly does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

         SECTION 4.17 LITIGATION. Except (i) as set forth in Section 4.17 of the Beverly Disclosure Statement or (ii) for Remaining Health Care Liabilities for which, as between NBHI on the one hand and Beverly and Capstone on the other hand, NBHI shall be solely liable: (A) there are no pending actions, suits, proceedings or, to the best knowledge of Beverly after due inquiry, pending or threatened investigations by, against or affecting Beverly, any of its Subsidiaries or any of their properties, assets or operations, or with respect to which Beverly or any of its Subsidiaries is responsible by way of indemnity or otherwise, whether or not disclosed in the Beverly SEC Reports, which would, singly or in the aggregate with all such other actions, suits, investigations or proceedings, reasonably be expected to have a Beverly Material Adverse Effect; and (B) to the best knowledge of Beverly after due inquiry, no actions, suits, proceedings or investigations which would reasonably be expected to have a Beverly Material Adverse Effect are threatened or contemplated and there is no reasonable basis, to the best knowledge of Beverly after due inquiry, for any such action, suit, proceeding or investigation, whether or not threatened or contemplated.

         SECTION 4.18 INSURANCE. Beverly has insurance policies, fidelity bonds and/or self-insurance arrangements covering it and its Subsidiaries' assets, business, equipment, properties, operations, employees, officers and directors of the type and in amounts customarily carried by persons conducting business similar to that of Beverly and such Subsidiaries. All applicable premiums due and payable under all such policies and bonds have been paid, and Beverly is otherwise in full compliance with the terms and conditions of all such policies and bonds, except where the failure to have made payment or to be in full compliance would not, singly or in the aggregate with all such other failures, have a Beverly Material Adverse Effect. The reserves established by Beverly in respect of all matters as to which Beverly self-insures or carries retentions and/or deductibles, including workers' medical coverage and workers' compensation, are adequate and appropriate in light of Beverly's experience since December 31, 1991 with respect thereto and Beverly is not aware, after due inquiry, of any facts or circumstances existing as of the date hereof that could reasonably be expected to cause such reserves to be inadequate or inappropriate. Section 4.18 of the Beverly Disclosure Statement sets forth a true and complete list of all insurance policies and arrangements, including retention and/or deductible programs and fidelity bonds of Beverly.

         SECTION 4.19 TITLE TO AND CONDITION OF PROPERTIES. Beverly and its Pharmacy Subsidiaries have good title to all of the real property and personal property which is reflected on the Institutional Pharmacy Business Financial Statements at December 31, 1996, except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Set forth in Section 4.19 of the Beverly Disclosure Statement is a true and complete list of all real properties owned by Beverly and its Pharmacy Subsidiaries and used in connection with the Institutional Pharmacy Business, all of which real properties are reflected in the Institutional Pharmacy Business Financial Statements. No such real or personal property is subject to claims, liens or other encumbrances of any kind or character, including, without limitation, mortgages, pledges, liens, conditional sale agreements, charges, security interests, easements, restrictive covenants, rights of way or options, except for (i) liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and in respect of which Beverly or its appropriate Pharmacy Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (ii) mechanics', carriers', workers', repairers', materialmen's and other similar statutory liens incurred in the ordinary course of business for obligations not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings and in respect of which Beverly or its appropriate Pharmacy Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (iii) in the case of real property, easements, rights of way, restrictions, minor defects or irregularities in title that do not individually or in the aggregate have a material adverse effect on the value or use of the real property encumbered thereby as currently used in the operation of the Institutional Pharmacy Business of Beverly or its Pharmacy Subsidiaries; or (iv) those which would not materially interfere with the conduct of the Institutional Pharmacy Business of Beverly and its Pharmacy Subsidiaries or impair Beverly's ability to perform its obligations under this Agreement and to consummate the transactions contemplated hereby (the encumbrances described in clauses (i) through (iv) of this sentence, collectively, the "Beverly Permitted Encumbrances"). There are no eminent domain proceedings pending or, to the knowledge of Beverly, threatened against any property or any material portion thereof owned by Beverly or any Subsidiary and used in the Institutional Pharmacy Business of Beverly and its Pharmacy Subsidiaries, which proceedings (if resulting in a taking) could reasonably be expected to have a material adverse effect on the value or use of such property as currently used in the operation of the Institutional Pharmacy Business of Beverly and its Subsidiaries. Such real properties and the improvements located thereon (including the roof and structural portions of each building) are in good operating order and condition, subject to ordinary wear and tear. There are no structural, mechanical or other defects of a material nature in any improvements located on such real properties. All building systems in respect of such real properties are in all material respects in good condition and working order, subject to ordinary wear and tear. Such real properties are served by all utilities required or necessary for the present use thereof. Beverly has made available to Capstone true and correct copies of all title insurance commitments, title insurance policies and surveys in the possession of Beverly or its Subsidiaries relating to such real properties set forth in Section 4.19 of the Beverly Disclosure Statement.

         SECTION 4.20 LEASES. There have been delivered or made available to Capstone true and complete copies of each lease pursuant to which real or personal property is held under lease by Beverly or any Subsidiary (other than those properties not utilized primarily in the Institutional Pharmacy Business) limited in the case of personal property, to leases pursuant to which annual rentals are reasonably expected to be at least $100,000 per year, and true and complete copies of each lease pursuant to which Beverly or any of its Pharmacy Subsidiaries leases real or personal property to others for use in a pharmacy-related business limited in the case of personal property, to leases pursuant to which annual rentals are reasonably expected to be at least $100,000 per year. Section 4.20(a) of the Beverly Disclosure Statement sets forth a true and complete list of all such leases, and such leases are the only leases that are material to the current operations of the Institutional Pharmacy Business. All of the leases so listed are valid and subsisting and in full force and effect with respect to Beverly and the Pharmacy Subsidiaries, as the case may be, and, to Beverly's knowledge, with respect to any other party thereto. Beverly or its Pharmacy Subsidiaries, as the case may be, have valid leasehold interests in all properties leased thereunder free and clear of all liens other than Beverly Permitted Encumbrances. The leased real properties are in good operating order and condition, subject to ordinary wear and tear. Section 4.20(b) of the Beverly Disclosure Statement lists all other leases of the types described above not utilized solely with respect to the Remaining Health Care Business.

         SECTION 4.21 CONTRACTS AND COMMITMENTS. With respect to the Institutional Pharmacy Business, neither Beverly nor the Pharmacy Subsidiaries are parties to any existing contract, obligation or commitment of any type in any of the following categories:

                 (a) contracts for the purchase by Beverly or any of its Pharmacy Subsidiaries of medicine, materials, supplies or equipment which are not cancelable upon 90 days' or less notice and which either
         (i) have not been entered into in the ordinary course of business and consistent with past practice or (ii) provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment, or (iii) contracts obligating Beverly or any of its Pharmacy Subsidiaries to make capital expenditures in excess of $200,000;

                 (b) contracts under which Beverly or any Pharmacy Subsidiary has, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (i) the performance of any other person, firm or corporation under a contract, or (ii) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation, except in either case for any such contracts for which Beverly and its Pharmacy Subsidiaries would not be responsible after the Distribution;

                 (c) powers of attorney outstanding from Beverly or any Pharmacy Subsidiary other than as issued in the ordinary course of business and consistent with past practice with respect to customs, insurance, patent, trademark or tax matters, or to agents for service of process;

                 (d) contracts under which any amount payable by Beverly or any Pharmacy Subsidiary is dependent upon, or calculated in accordance with, the revenues or profits of Beverly or any of its Subsidiaries;

                 (e) contracts with any director, officer, affiliate or employee of Beverly or any Pharmacy Subsidiary other than in such person's capacity as a director, officer or employee of Beverly or any Pharmacy Subsidiary ;

                 (f) contracts which limit or restrict where Beverly or any of its Pharmacy Subsidiaries may conduct its or their business or the type or line of business in which Beverly or any of its Pharmacy Subsidiaries may engage;

                 (g) other than as contemplated by the Distribution Agreement, any contracts, obligations or commitments which will exist following the Distribution between Beverly or the Pharmacy Subsidiaries on the one hand, and the Remaining Health Care Business on the other;

                 (h) contracts with any party for the loan of money or availability of credit to or from Beverly or any of its Pharmacy Subsidiaries (except credit extended by Beverly or any of its Pharmacy Subsidiaries to its or their customers in the ordinary course of business and consistent with past practice); or

                 (i) any hedging, option, derivative or other similar transaction.

True and complete copies of all contracts, obligations and commitments listed in Section 4.21 of the Beverly Disclosure Statement have been delivered or made available to Capstone. All such contracts are in full force and effect or, to the extent so contemplated by the Distribution Agreement, will be in full force and effect as of the Effective Time. None of Beverly or its Pharmacy Subsidiaries or, to the best of Beverly's knowledge, any other party is in breach of or default under any such contracts (and no facts or circumstances exist which, to the knowledge of Beverly, could reasonably support the assertion of any such breach or default) except for breaches and defaults by parties other than Beverly and its Pharmacy Subsidiaries which would not, singly or in the aggregate with all other such breaches, have a Beverly Material Adverse Effect.

         SECTION 4.22 LABOR MATTERS. With respect to the Institutional Pharmacy Business, (i) none of Beverly or any of its Pharmacy Subsidiaries is a party to any union contract or other collective bargaining agreement, (ii) each of Beverly and its Pharmacy Subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, safety, wages and hours, (iii) neither Beverly nor any of its Pharmacy Subsidiaries is engaged in any unfair labor practice, (iv) there is no labor strike, slowdown or stoppage pending (or, to the best knowledge of Beverly, any labor strike or stoppage threatened) against or affecting Beverly or any of its Pharmacy Subsidiaries and (v) to the best knowledge of Beverly, no union organizing activities with respect to any of its or its Pharmacy Subsidiaries' employees are occurring or threatened.

         SECTION 4.23     NO CHANGE OF CONTROL PUTS. Except as set forth in
Section 4.23 of the Beverly Disclosure Statement, neither the execution and delivery by Beverly of this Agreement or the Distribution Agreement nor the consummation of the Distribution, the Merger or any of the other transactions contemplated hereby and thereby gives rise to any obligation of Beverly or any of its Subsidiaries to, or any right of any holder of any security of Beverly or any of its Subsidiaries to, require Beverly to purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same.





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
         SECTION 4.24 EMPLOYMENT AND LABOR CONTRACTS. Except as set forth in Section 4.24 of the Beverly Disclosure Statement, and other than the agreements executed by employees generally, the forms of which have been provided to Capstone, neither Beverly nor any of its Pharmacy Subsidiaries is a party to any employment, management services, consultation or other contract or agreement (except for any such contracts or agreements for which Beverly would not be responsible after the Distribution) with any past or present officer, director or employee or, to the best knowledge of Beverly, any entity affiliated with any past or present officer, director or employee, in each case true and complete copies of which contracts have been delivered or made available to Capstone.

         SECTION 4.25 INTELLECTUAL PROPERTY RIGHTS. Beverly or its Pharmacy Subsidiaries own or have the right to use all Intellectual Property Rights necessary to the conduct of the Institutional Pharmacy Business. Section 4.25 of the Beverly Disclosure Statement contains a list of all patents, trade names, registered and unregistered copyrights, trademarks and service marks, mask works and applications for the foregoing owned by Beverly or its Pharmacy Subsidiaries and used in the Institutional Pharmacy Business. Beverly and/or its Pharmacy Subsidiaries have clear and unencumbered title to the Intellectual Property Rights set forth in such Section 4.25 and such title has not been challenged (pending or threatened) by others except for the encumbrances listed therein. Such Section 4.25 also contains a list of unpatented inventions used or planned for use by Beverly or its Pharmacy Subsidiaries in the Institutional Pharmacy Business. Except as set forth in such Section 4.25: (i) no rights or licenses to use such Intellectual Property Rights have been granted or acquired by Beverly or its Pharmacy Subsidiaries; (ii) there have been no claims or assertions made by others that Beverly has infringed any such Intellectual Property Rights of others by the sale of products or any other activity in the preceding six year period and to the knowledge of Beverly, there has been no such infringement by Beverly or any of its Pharmacy Subsidiaries during such period; (iv) Beverly has no knowledge of any infringement of such Intellectual Property Rights of Beverly or any of its Pharmacy Subsidiaries by others; and
(v) all such patents, registered trademarks, service marks, and copyrights owned by Beverly or its Pharmacy Subsidiaries relating to the Institutional Pharmacy Business are in good standing, and are recorded on the public record in the name of Beverly or its Pharmacy Subsidiaries. True and complete copies of all material listed in Section 4.25 of the Beverly Disclosure Statement have been delivered or made available to Capstone.

         SECTION 4.26 TAXES. (i) Beverly and its Subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other Tax Returns required to be filed by them on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Beverly and/or its Subsidiaries (copies of which for the past three fiscal years have been delivered or made available to Capstone); (ii) all Taxes of Beverly and its Subsidiaries have been paid in full to the proper authorities or fully accrued or provided for with respect to fiscal periods for which there are publicly available financial statements and otherwise on the books of Beverly, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies asserted in writing as a result of Tax examinations of federal, state and foreign income, sales and franchise and all other Tax Returns filed by Beverly and its Subsidiaries have either been paid or adequately reserved for in accordance with generally accepted accounting principles; (iv) no unpaid deficiency has been asserted or assessed against Beverly or any of its Subsidiaries, and no examination of Beverly or any of its Subsidiaries is pending or, to the best knowledge of Beverly, threatened for any material amount of Tax by any taxing authority (with respect to any such action, Section
4.26 of the Beverly Disclosure Statement sets forth the periods at issue and the category of Tax, and the examining authority's and any corresponding revenue agents' reports relating to the issue have been delivered or made available to Capstone); (v) no extension of the period for assessment or collection of any Tax of Beverly or any of its Subsidiaries is currently in effect and no extension of time within which to file any Tax Return of Beverly or any of its Subsidiaries has been requested, which Tax Return has not since been filed; (vi) no Tax liens have been filed with respect to any Taxes of Beverly or any of its Subsidiaries except for property taxes which have accrued but with respect to which penalty for non-payment has not occurred; (vii) neither Beverly nor any of its Subsidiaries has agreed to make any adjustment by reason of a change in their accounting methods that would affect the taxable income or deductions of Beverly or any of its Subsidiaries for any period ending after the Effective Time; (viii) Beverly and its Subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (ix) there are no Tax sharing agreements or arrangements under which Beverly or any Subsidiary will have any obligation or liability on or after the Effective Time; (x) Beverly and its Subsidiaries have no foreign losses as defined in Section 904(f)(2) of the Code; (xi) to the best knowledge of Beverly, there are no transfer pricing agreements made by or on behalf of Beverly or any of its Subsidiaries with any taxation authority; (xii) no assets of Beverly or any of its Subsidiaries is held in an arrangement for which partnership Tax Returns are being filed and neither Beverly nor any of its Subsidiaries is a partner in any partnership; (xiii) neither Beverly nor any of its Subsidiaries owns any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of Section 1296 of the Code) or other entity the income of which is required to be included in the income of Beverly or such Subsidiary; and (xiv) neither Beverly nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

         SECTION 4.27     EMPLOYEE BENEFIT PLANS; ERISA.

         Except as set forth in Section 4.27 of the Beverly Disclosure
Statement:

         (a) Except as set forth in Section 4.27(a) of the Beverly Disclosure Statement, there are no "employee pension benefit plans" as defined in Section 3(2) of ERISA, covering employees (or former employees), maintained or contributed to by Beverly or any of its Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which Beverly or any of its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("Beverly Pension Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of

ERISA) that is a member of any group of persons described in Section 414(b),
(c), (m) or (o) of the Code which includes the referent person or its Subsidiaries.

         (b) Beverly has delivered or made available to Capstone true and complete copies of, and Section 4.27(b) of the Beverly Disclosure Statement lists, all Beverly Pension Benefit Plans, "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees (or former employees), maintained or contributed to by Beverly or any of its Subsidiaries ("Beverly Welfare Plans"), all multiemployer plans (as defined in Section 3(37) of ERISA) covering employees (or former employees) to which Beverly or any of its Subsidiaries or any of their ERISA Affiliates is required to make contributions or otherwise may have any liability, and, to the extent covering employees, directors, or independent contractors (or former employees, directors, or independent contractors), all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, change of control, executive compensation, "top hat," other equity-based compensation, and vacation plans, agreements, or arrangements maintained or contributed to by Beverly or a Subsidiary of Beverly.

         (c) Beverly and each of its Subsidiaries, and each of the Beverly Pension Benefit Plans, Beverly Welfare Plans, and all other plans or arrangement referenced in Section 4.27(b) (collectively, the "Beverly Employee Benefit Plans") are in compliance with the applicable provisions of ERISA and other applicable laws except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a Beverly Material Adverse Effect.

         (d) All contributions to and payments from the Beverly Employee Benefit Plans which are required to have been made in accordance with the Beverly Pension Benefit Plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made.

         (e)     The Beverly Pension Benefit Plans intended to qualify under
Section 401 of the Code are and have always been so qualified, have been determined by the IRS to be so qualified, and nothing has occurred with respect to such Beverly Pension Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been amended and submitted to the IRS on a timely basis to comply with changes to the Code made by the Tax Reform Act of 1986 and other applicable legislative, regulatory or administrative requirements.

         (f) There are (i) no investigations or audits pending, to the best knowledge of Beverly, by any governmental entity involving the Beverly Pension Benefit Plans or Beverly Welfare Plans, (ii) no termination proceedings involving the Beverly Pension Benefit Plans and (iii) no pending or, to the best knowledge of Beverly, threatened claims (other than routine claims for benefits), suits or proceedings relating to any Beverly Employee Benefit Plan, against the assets of any of the trusts under any Beverly Employee Benefit Plan or against any fiduciary of any Beverly Employee Benefit Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any such plan or against the assets of any trust under such plan, except for those which would not, singly or in the aggregate, give rise to any liability which would reasonably be expected to have a Beverly Material Adverse Effect, nor, to the best knowledge of Beverly, are there any facts which could give rise to any liability except for those which would not, singly or in the aggregate, reasonably be expected to have a Beverly Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

         (g) None of Beverly, any of its Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Beverly Pension Benefit Plans or Beverly Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could result in a tax or penalty on Beverly or any of its Subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA, except any such event which would not, singly or in the aggregate, reasonably be expected to have a Beverly Material Adverse Effect.

         (h) Neither the Beverly Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof, except any such event which would not, singly or in the aggregate, reasonably be expected to have a Beverly Material Adverse Effect, nor has there been any event with respect to any Beverly Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any Beverly Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA, except any such event which would not, singly or in the aggregate, reasonably be expected to have a Beverly Material Adverse Effect.

         (i) Neither Beverly nor any Subsidiary of Beverly nor any ERISA Affiliate has incurred any currently outstanding liability to the PBGC or to a trustee appointed under Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Beverly Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code.

         (j) Neither Beverly, any of its Subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA.

         (k) With respect to each of the Beverly Employee Benefit Plans, true, correct and complete copies of the following documents have been delivered or made available to Capstone: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, and (iv) the most recent IRS determination letter, if applicable.

         (l) Neither Beverly, any of its Subsidiaries, any organization to which Beverly is a successor or parent corporation, within the meaning of
Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of

ERISA, except where the liability therefor would not, singly or in the aggregate, reasonably be expected to have a Beverly Material Adverse Effect.

         (m) None of the Beverly Welfare Plans maintained by Beverly or any of its Subsidiaries include retiree life or retiree health benefits or provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the COBRA. Beverly and each of its Subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a Beverly Material Adverse Effect.

         (n) No liability under any Beverly Employee Benefit Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Beverly or any of its Subsidiaries has received notice that such insurance company is in rehabilitation.

         (o) Except as set forth in Section 4.27(o) of the Beverly Disclosure Statement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits, deemed satisfaction of goals or conditions, forgiveness or modification of loans, or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee or former employee of Beverly or any of its Subsidiaries.

         (p) Except as set forth in Section 4.27(p) of the Beverly Disclosure Statement, each Beverly Employee Benefit Plan can be amended or terminated at any time without approval from any person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination.

         (q) With respect to each Beverly Employee Benefit Plan and any other similar arrangement or plan either currently or previously terminated, maintained, or contributed to by any entity which either is currently or was previously under common control with Beverly or any of its Subsidiaries as determined under Code Section 414, no event has occurred and no condition exists that after the Merger could subject Beverly or Capstone, directly or indirectly, to any liability (including liability under any indemnification agreement) under Section 412, 4971, 4975, or 4980B of the Code or Section 502, 601 or 606 of ERISA.

         (r) All contributions and payments to or with respect to each Beverly Employee Benefit Plan have been timely made and except as set forth in
Section 4.27(r) of the Beverly Disclosure Statement, Beverly has made adequate provision for reserves to satisfy contributions and payments that have not been made because they are not yet due under the terms of such plan or related arrangement, document, or applicable law. No Beverly Employee Benefit Plan has any unfunded benefits that are not fully reflected in Beverly's most recent audited financial statements.

         (s) No agreement, commitment, or obligation exists to increase any benefits under any Beverly Employee Benefit Plan or to adopt any new Beverly Employee Benefit Plan, except for such plans as may be adopted by NBHI and which will not be obligations of Beverly or any Pharmacy Subsidiary after the Effective Time.

         SECTION 4.28     ENVIRONMENTAL MATTERS.

         (a) Except (i) as would not, singly or in the aggregate with all other such events of non-compliance, have a Beverly Material Adverse Effect, or
(ii) for Remaining Health Care Liabilities for which, as between NBHI on the one hand and Beverly and Capstone on the other hand, NBHI shall be solely liable: (A) Beverly and its Subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, which compliance includes, without limitation, the possession of all Environmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, and there are no circumstances of which Beverly is aware which may materially prevent or interfere with compliance in the future; (B) Beverly and its Subsidiaries have all Environmental Authorizations necessary for the conduct of the businesses of Beverly and its Subsidiaries as currently conducted; and (C) neither Beverly nor any of its Subsidiaries has been notified, or has any reasonable basis to believe, that any such Environmental Authorizations will be modified, suspended or revoked or cannot be renewed or otherwise maintained in the ordinary course of business. To Beverly's knowledge after due inquiry, the execution and delivery of this Agreement and the consummation by Beverly of the Merger, the Distribution and the other transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Authorizations associated with the Institutional Pharmacy Business, and will not require any notification, registration, reporting, filing, investigation or remediation under any Environmental Law.

         (b) There are no Environmental Notices that, singularly or in the aggregate, could reasonably be expected to have a Beverly Material Adverse Effect (i) pending or, to the best knowledge of Beverly, threatened against Beverly or any of its Subsidiaries, (ii) to Beverly's knowledge pending or threatened against any person or entity whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to Beverly or any of its Subsidiaries, (iii) that to Beverly's knowledge could subject Beverly to any material risk of liability, loss or damages, or (iv) that to Beverly's knowledge could reasonably be expected to require investigation, removal or remedial or corrective action by Beverly or any of its Subsidiaries, except, in any of the circumstances described in clauses (i), (ii), (iii) and (iv) above for Remaining Health Care Liabilities for which, as between NBHI on the one hand and Beverly and Capstone on the other hand, NBHI shall be solely liable. Since December 31, 1996, neither Beverly nor any of its Subsidiaries has received any Environmental Notice alleging that Beverly or any of its Subsidiaries is subject to liability under any Environmental Law or that Beverly or any of its Subsidiaries is not in full compliance with Environmental Laws, except for Remaining Health Care Liabilities for which, as between NBHI on the one hand and Beverly and Capstone on the other hand, NBHI shall be solely liable.

         (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, notice or demand letter or request for information or to the best knowledge of Beverly, investigation pending or threatened under any Environmental Law (i) against Beverly or any of its Subsidiaries, or (ii) to the knowledge of Beverly, against any person or entity in connection with which liability could reasonably be imputed or attributed by law or contract to Beverly or any of its Subsidiaries except, with respect to each of clause (i) and (ii), for such demands, claims, notices of violation, notice or demand letters or requests for information which singly or in the aggregate could not reasonably be expected to have a Beverly Material Adverse Effect.

         (d) No property or facility presently or to the knowledge of Beverly formerly owned, operated or leased by Beverly or any of its present Subsidiaries, or to the knowledge of Beverly any of its former Subsidiaries, or any of their respective predecessors in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under CERCLA, or on any comparable list established under any Environmental Law, nor has Beverly or any of its Subsidiaries received any written notification of potential or actual liability or any request for information under CERCLA or any comparable foreign, state or local law.

         (e) There has been no disposal, spill, discharge or release of any Hazardous Materials generated, used, owned, stored or controlled by Beverly, or to Beverly's knowledge any of its Subsidiaries, or any of their respective predecessors in interest, on, at or under any property presently or formerly owned, leased or operated by Beverly, or to Beverly's knowledge its Subsidiaries, or any predecessors in interest, and to Beverly's knowledge, except as disclosed in Section 4.28(e) of the Beverly Disclosure Statement, there are no Hazardous Materials located in, at, on or under, or in the vicinity of, any such facility or property, or at any other location, that (i) could reasonably be expected to subject Beverly to a material risk of liability, loss or damages, or result in the incurrence by Beverly of costs under Environmental Laws, (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to Beverly or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to Beverly or any of its Subsidiaries or (iii) could reasonably be expected to require investigation, removal or remedial or corrective action by Beverly or any of its Subsidiaries, that in any case singularly or in the aggregate reasonably could be expected to have a Beverly Material Adverse Effect.

         (f) Without in any way limiting the generality of the foregoing, to Beverly's knowledge, except as disclosed in Section 4.28(f) of the Beverly Disclosure Statement, (i) there are and have been no underground or aboveground storage tanks or other storage receptacles, or related piping or other disposal areas containing Hazardous Materials, located on, at or under property owned, operated or leased by Beverly, any of its Subsidiaries or any of their respective predecessors in interest, (ii) there are and have been no polychlorinated biphenyls located on any properties owned, operated or leased by Beverly or any of its Subsidiaries, and (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, operated or leased by Beverly or any of its Subsidiaries.

         (g) To Beverly's knowledge no lien has been recorded under Environmental Laws with respect to any properties, assets or facilities owned, operated or leased by Beverly or any of its Subsidiaries.

         (h) In accordance with Section 5.05, Beverly has given Capstone and its authorized representatives access to all records and files in its possession or control relating to actual or potential compliance or liability issues of Beverly or its Subsidiaries and any of their respective predecessors in interest under Environmental Laws, including, without limitation, all reports, studies, analyses, tests or monitoring results pertaining to the existence of Hazardous Material or any other environmental concern relating to properties, assets or facilities currently or formerly owned, operated, managed, leased, used or controlled by Beverly any of its Subsidiaries, or otherwise concerning compliance with or liability under Environmental Laws.

         SECTION 4.29 DISCLOSURE. No representation or warranty by Beverly and no statement or information relating to Beverly or any of its Subsidiaries contained herein, or in any certificate furnished by or on behalf of Beverly to Capstone in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.30     INSTITUTIONAL PHARMACY BUSINESS.

         (a) Section 4.30(a) of the Beverly Disclosure Statement lists each Pharmacy utilized by Beverly in connection with its pharmacy business and indicates (i) the location of such Pharmacy, (ii) whether such Pharmacy premises are owned or held pursuant to a leasehold interest, management contract or otherwise and (iii) whether any other person or entity has any beneficial ownership or interest in or to any such Pharmacy or any right or option to acquire any beneficial ownership or interest in or to any such Pharmacy.

         (b) Section 4.30(b) of the Beverly Disclosure Statement lists all of the customers to which Beverly and its Subsidiaries provide pharmacy services pursuant to oral or written contracts which generated revenues in excess of $5,000,000 for the year ended December 31, 1996 ("Beverly Pharmacy Contracts"). Beverly has not been informed and has no reason to believe that any Beverly Pharmacy Contract will be terminated for or without cause.





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
         (c) Except for Remaining Health Care Liabilities for which, as between NBHI on the one hand and Beverly and Capstone on the other hand, NBHI shall be solely liable, none of Beverly nor any of its Subsidiaries has violated or is in violation of any law or order of any court or governmental authority that is applicable to any of them, their businesses or their properties, including but not limited to the Medicare and Medicaid fraud and abuse provisions of the Social Security Act, the Civil Monetary Penalties Law of the Social Security Act, the so-called "Stark" law, 42 USC Section 1395nn, or any other federal or state law, statute, rule or regulation prohibiting rebates, kickbacks, fee- splitting or other financial incentives or inducements, including but not limited to providing products or services below cost for the referral or continuation of business; and (ii) none of Beverly nor its Subsidiaries is, to the best knowledge of Beverly, under investigation by the Office of Inspector General of the Department of Health and Human Services or other federal or state investigatory or regulatory body or agency relating to their business activities, nor is Beverly aware of any state of facts which could reasonably be likely to subject any of them to a claim for civil penalties, criminal fines or other sanctions with respect to a violation or claimed violation of any such laws or regulations relating to the conduct of their business.

         (d) Beverly or the Pharmacy Subsidiaries are duly licensed to provide pharmacy services in all states in which they engage in the Institutional Pharmacy Business, and are also participants in the Medicare program and the Medicaid programs of the states listed in Section 4.08 of the Beverly Disclosure Statement. Beverly is in substantial compliance with all material laws, rules and regulations affecting or in connection with the Pharmacies, the Pharmacy Subsidiaries and their licenses with respect thereto and their participation in the Medicare and Medicaid programs.

         (e) Beverly has delivered or made available with respect to the Institutional Pharmacy Business true and correct billing requests for reimbursement and underlying information to all governmental programs, including but not limited to the Medicare and Medicaid programs, in compliance with all rules, regulations, policies and procedures of such governmental programs and of the fiscal intermediaries of such programs. To the best knowledge of Beverly, all such billings were for goods actually provided, and at appropriate charges or costs, and Beverly has appropriate documentation to support such billing requests.

         SECTION 4.31 FAIRNESS OPINION. Beverly has received the opinions of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Stephens Inc. to the effect that as of the date hereof the financial terms of the Merger are fair to Beverly's stockholders from a financial point of view.

         SECTION 4.32 SUFFICIENCY OF ASSETS. Beverly and its Pharmacy Subsidiaries own, lease, hold or otherwise have the right to use all of the assets, properties, Intellectual Property Rights and Beverly Licenses which are material to the conduct of the Institutional Pharmacy Business as presently conducted by Beverly and its Subsidiaries.

                              ARTICLE V. COVENANTS

         SECTION 5.01 CONDUCT OF BUSINESS OF BEVERLY. Except as contemplated by this Agreement, the Distribution Agreement and the Beverly Disclosure Statement or as expressly agreed to in writing by Capstone, during the period from the date of this Agreement to the Effective Time, Beverly will and will cause its Pharmacy Subsidiaries each to conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its Institutional Pharmacy Business organization, to keep available the services of the officers and employees of the Pharmacy Subsidiaries and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Pharmacy Subsidiaries, and will take no action which would adversely affect its ability to consummate the Merger, the Distribution or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Distribution Agreement or the Beverly Disclosure Statement, prior to the Effective Time, neither Beverly nor any of its Pharmacy Subsidiaries will, without the prior written consent of Capstone which shall not be unreasonably withheld:

                 (a) amend its certificate of incorporation (or other applicable charter document) or By-laws;

                 (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of Beverly or its Pharmacy Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Beverly or its Pharmacy Subsidiaries, other than (i) pursuant to and in accordance with the terms of Beverly Options outstanding on the date hereof under the Beverly Option Plans listed in Section 4.15 of the Beverly Disclosure Statement, (ii) in connection with the Distribution or (iii) except as set forth in Schedule 5.01(b) of the Beverly Disclosure Statement;

                 (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its Subsidiaries, except for intercompany transactions in the ordinary course of business consistent with past practice and as may be necessary to facilitate the Restructuring or the Distribution;

                 (d) with respect to Beverly the Institutional Pharmacy Business or any Pharmacy Subsidiary, except as contemplated by this Agreement or the Distribution Agreement: (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Pharmacy Subsidiaries in the





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
         ordinary course of business and consistent with past practice; or
         (iii) make any loans, advances or capital contributions to, or investments in, any other person; other than, in any of the foregoing cases, indebtedness, obligations, guarantees, endorsements, loans, advances or investments in any other person that are to be assigned to and assumed by NBHI prior to the Effective Time and as to which Beverly and each Pharmacy Subsidiary will be relieved of liability with respect thereto prior to the Effective Time;

                 (e) except as contemplated by this Agreement with respect to the Pharmacy Subsidiaries or otherwise in connection with the Institutional Pharmacy Business, (i) increase in any manner the compensation of any of their respective directors, officers or employees, except in the ordinary course of business and consistent with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with any of their respective past or present employees relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of their respective past or present employees; (iv) except to the extent permitted by the foregoing clause (i), enter into any contract, agreement or understanding with any of their respective past or present directors or officers; or (v) except in the ordinary course of business and consistent with past practice or as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan, arrangement or policy which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, health or group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof, other than as contemplated by the Employee Benefits Matters Agreement (as defined in the Distribution Agreement); (iv) enter into any loan or loan guarantee, forgive any loan, extend the repayment terms, or otherwise modify any loan or extend any credit to any current or former officer, director, or employee.

                 (f) with respect to the Pharmacy Subsidiaries or otherwise in connection with the Institutional Pharmacy Business, except in the ordinary course of business and consistent with past practice or as disclosed in Section 5.01(f) of the Beverly Disclosure Statement or as otherwise expressly contemplated hereby or the Distribution Agreement, sell, transfer, lease, license, pledge, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed;

                 (g) with respect to the Pharmacy Subsidiaries or otherwise in connection with the Institutional Pharmacy Business, except as otherwise expressly contemplated hereby, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

                 (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, (i) any plan of liquidation or dissolution, or (ii) with respect to any Beverly Pharmacy Subsidiary, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practice except as expressly contemplated by this Agreement or the Distribution Agreement;

                 (i) except as previously approved by Beverly prior to the date hereof and as listed in Section 5.01 (i) of the Beverly Disclosure Statement, authorize or commit to make capital expenditures in excess of $200,000 for which Beverly or any of its Pharmacy Subsidiaries would be responsible subsequent to the Merger;

                 (j) permit any insurance policy naming it or any Pharmacy Subsidiary as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to Capstone;

                 (k) maintain its books and records or the books and records of the Pharmacy Subsidiaries in a manner not in the ordinary course of business or inconsistent with past practice;

                 (l) except in the ordinary course of business, enter into any hedging, option, derivative or other similar transaction;

                 (m) with respect to any Pharmacy Subsidiary, change any assumption underlying, or method of calculating, any bad debt, contingency, provision or other reserve;

                 (n) with respect to any Pharmacy Subsidiary or otherwise in connection with the Institutional Pharmacy Business, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of,





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
         any amounts owed (including accounts receivable) other than the collection in the ordinary course of business; and

                 (o)      agree to do any of the foregoing.

         SECTION 5.02 CONDUCT OF BUSINESS OF CAPSTONE. Except as contemplated by this Agreement, the Voting Agreement, the Shareholder Agreement (as hereinafter defined) or the Capstone Disclosure Statement or as expressly agreed to in writing by Beverly, during the period from the date of this Agreement to the Effective Time, Capstone and its Subsidiaries will each conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or the Capstone Disclosure Statement, prior to the Effective Time, neither Capstone nor any of its Subsidiaries will, without the prior written consent of Beverly which shall not be unreasonably withheld:

                 (a) amend its certificate of incorporation (or other applicable charter document) or By-laws;

                 (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of Capstone or its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Capstone or its Subsidiaries, other than pursuant to and in accordance with the terms of the Capstone Option Plans listed in Section 3.14(a) of the Capstone Disclosure Statement;

                 (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its Subsidiaries;

                 (d) except in the ordinary course of business and consistent with past practice (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Subsidiaries of Capstone; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;





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
                 (e) (i) increase in any manner the compensation of any of its directors, officers or employees, except in the ordinary course of business and consistent with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with any of its past or present employees relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its past or present employees; (iv) except to the extent permitted by the foregoing clause (i), enter into any contract, agreement or understanding with any of its past or present directors or officers;
         (v) except in the ordinary course of business and consistent with past practice or as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan, arrangement or policy which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, health or group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; or (vi) enter into any loan or loan guarantee, forgive any loan, extend the repayment terms, or otherwise modify any loan or extend any credit to any current or former officer, director, or employee.

                 (f) except in the ordinary course of business and consistent with past practice or as otherwise expressly contemplated hereby, sell, transfer, lease, license, pledge, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed;

                 (g) except as otherwise expressly contemplated hereby, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

                 (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practice except as expressly contemplated by this Agreement;





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
                 (i) except as previously approved by the Board of Directors of Capstone prior to the date hereof and as identified to Beverly prior to the date hereof, authorize or commit to make capital expenditures in excess of $200,000;

                 (j) permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to Beverly;

                 (k) maintain its books and records in a manner not in the ordinary course of business or inconsistent with past practice;

                 (l) except in the ordinary course of business, enter into any hedging, option, derivative or other similar transaction;

                 (m) change any assumption underlying, or method of calculating, any bad debt, contingency, provision or other reserve;

                 (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business; or

                 (o)      agree to do any of the foregoing.

         SECTION 5.03     NO SOLICITATION BY BEVERLY.

         (a) Beverly agrees that, prior to the Effective Time, and subject to subsection (b) below, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Beverly or its Subsidiaries, an acquisition primarily relating to all or a substantial portion of the assets or of the capital stock of Beverly or its Subsidiaries or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "Beverly Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than Capstone or its affiliates) with respect to any Beverly Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Beverly shall be obligated to immediately advise Capstone of any inquiries or proposals relating to a Beverly Acquisition Transaction.





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
         (b) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for any merger, consolidation or other business combination primarily involving the Institutional Pharmacy Business, an acquisition primarily relating to all or a substantial portion of the assets used in the Institutional Pharmacy Business or of the capital stock of any Pharmacy Subsidiaries or inquiries or proposals concerning which or may reasonably be expected to lead to, any of the foregoing (a "Pharmacy Acquisition Transaction") from a bona fide financially capable third party, Beverly may furnish non-public information to, and negotiate with, such third party only if (i) Beverly shall have provided two business days' written notice to Capstone of such proposal and (ii) Beverly's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to Beverly, shall have determined that failure to take the proposed action, furnish such information or to commence negotiations would be inconsistent with such Board of Directors' fiduciary duties.

         SECTION 5.04     NO SOLICITATION BY CAPSTONE.

         (a) Capstone agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Capstone or its Subsidiaries, acquisition of all or any substantial portion of the assets or capital stock of Capstone and its Subsidiaries taken as a whole, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "Capstone Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than Beverly or its affiliates) with respect to any Capstone Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Capstone shall be obligated to immediately advise Beverly of any inquiries or proposals relating to a Capstone Acquisition Transaction.

         (b) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for a Capstone Acquisition Transaction from a bona fide financially capable third party, Capstone may furnish non-public information to, and negotiate with, such third party only if (i) Capstone shall have provided two business days' written notice to Beverly of such proposal and
(ii) Capstone's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to Capstone, shall have determined that failure to take the proposed action, furnish such information or to commence negotiations regarding a Capstone Acquisition Transaction would be inconsistent with such Board of Directors' fiduciary duties.

         SECTION 5.05     ACCESS TO INFORMATION.

         (a) From the date of this Agreement until the Effective Time, Beverly will give Capstone and its authorized representatives (including counsel, environmental and other consultants, accountants, auditors, and intellectual property counsel and agents) reasonable





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
access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of Beverly and its Subsidiaries (as they pertain to the Institutional Pharmacy Business), will permit Capstone to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary by it) and will cause its officers and those of its Subsidiaries to furnish Capstone with such financial and operating data and other information with respect to the Institutional Pharmacy Business carried on by Beverly and its Pharmacy Subsidiaries as Capstone may from time to time reasonably request.

         (b) From the date of this Agreement until the Effective Time, Capstone will give Beverly and its authorized representatives (including counsel, environmental and other consultants, accountants, auditors, and intellectual property counsel and agents) reasonable access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of Capstone and its Subsidiaries, will permit Beverly to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary by them) and will cause its officers and those of its Subsidiaries to furnish Beverly with such financial and operating data and other information with respect to the businesses and properties of Capstone and its Subsidiaries as Beverly may from time to time reasonably request.

         SECTION 5.06 REGISTRATION STATEMENT AND PROXY STATEMENT. Beverly shall file with the SEC as soon as is reasonably practicable after the date hereof the NBHI Registration Document and Capstone shall file with the SEC the Registration Statement in which the Prospectus/Joint Proxy Statement shall be included. Capstone and Beverly shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC and the Prospectus/Joint Proxy Statement cleared by the staff of the SEC as promptly as practicable. Beverly shall use all commercially reasonable efforts to have the NBHI Registration Document declared effective by the SEC. Capstone shall also take any action required to be taken under applicable state blue sky or securities laws in connection with shares of Capstone Common Stock to be issued as Closing Consideration. Capstone and Beverly shall promptly furnish to each other all information, and take such other actions (including without limitation using all commercially reasonable efforts to provide any required consents of their respective independent auditors and investment banking advisors), as may reasonably be requested in connection with any action by any of them in connection with the actions contemplated by this Section 5.06.

         SECTION 5.07     COMMERCIALLY REASONABLE EFFORTS; OTHER ACTIONS.

         (a) Subject to the terms and conditions provided in this Agreement and the Distribution Agreement, Capstone and Beverly shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Distribution Agreement, including,





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
without limitation, (i) the filing of Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and using all commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and (ii) the obtaining of all necessary third party consents, approvals or waivers which are required in order to consummate the Merger, the Distribution and the other transactions contemplated hereby and by the Distribution Agreement. To such party's knowledge Exhibits 5.07(a) and 5.07(b) list all such material consents, approvals or waivers that must be obtained by Beverly and Capstone, respectively. Capstone shall not take any action which would cause Beverly to fail to perform its obligations hereunder or under the Distribution Agreement. Beverly shall not take any action which would cause Capstone to fail to perform its obligations hereunder or under the Distribution Agreement.

         (b) Beverly shall use all commercially reasonable efforts to cause to be delivered to Capstone a comfort letter of its independent auditors, dated a date within five days of the effective date of the Registration Statement, in form reasonably satisfactory to Capstone and customary in scope and substance for such letters in connection with similar registration statements.

         (c) Capstone shall use all commercially reasonable efforts to cause to be delivered to Beverly a comfort letter of its independent auditors, dated a date within five days of the effective date of the Registration Statement, in form reasonably satisfactory to Beverly and customary in scope and substance for such letters in connection with similar registration statements.

         SECTION 5.08 PUBLIC ANNOUNCEMENTS. Before issuing any press release or otherwise making any public statement with respect to the Merger, the Distribution or any of the other transactions contemplated hereby, Capstone and Beverly will consult with, and obtain the consent of, each other as to its form and substance and shall not issue any such press release or make any such public statement prior to obtaining such consent, except as may be required by law or pursuant to any order of any court or governmental agency, tribunal or regulatory authority.

         SECTION 5.09 NOTIFICATION OF CERTAIN MATTERS. Each of Beverly and Capstone shall give prompt notice to the other party of any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Beverly, Capstone or any of their respective Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, which could be reasonably expected to have a Beverly Material Adverse Effect or Capstone Material Adverse Effect. Each of Beverly and Capstone shall give prompt notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger, the Distribution or any other transactions contemplated by this Agreement or the Distribution Agreement, or (b) any Beverly Material Adverse Effect or Capstone Material Adverse Effect.





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
         SECTION 5.10     INDEMNIFICATION.

         (a) For a period of six years Capstone shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former directors, officers and key employees of Beverly against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, to the same extent and on the same terms and conditions (including with respect to advancement of expenses) permitted or required under applicable law, Beverly's Amended and Restated Certificate of Incorporation and By-laws, and applicable indemnification agreements listed in Section 5.10(a) of the Beverly Disclosure Statement between Beverly and such respective individuals, all as in effect at the date hereof.

         (b) For a period of six years after the Effective Time and to the reasonable satisfaction of NBHI, the Surviving Corporation shall cause to be maintained in effect and shall assume the current policies of directors' and officers' liability insurance maintained by Beverly with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that if the premiums with respect to such insurance exceed 200% of the annual premiums paid as of the date hereof by Beverly for such insurance, the Surviving Corporation shall be obligated to purchase directors' and officers' liability insurance with the maximum coverage as can be obtained at an annual premium equal to 200% of the annual premiums paid by Beverly as of the date hereof.

         SECTION 5.11 EXPENSES. Except as set forth in Section 10.05, Capstone, on the one hand, and Beverly (before the Distribution) and NBHI (after the Distribution), on the other hand, shall bear their respective expenses incurred in connection with the Merger and the Distribution, including, without limitation, the preparation, execution and performance of this Agreement, the Distribution Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants. Expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees), (i) as to the Prospectus/Joint Proxy Statement, and Registration Statement, shall be paid by Capstone and (ii) as to the NBHI Registration Document shall be paid by NBHI.

         SECTION 5.12 STOCK EXCHANGE LISTINGS. Capstone shall use all commercially reasonable efforts to have the Capstone Common Stock to be issued in connection with the Merger authorized for quotation on The Nasdaq Stock Market, Inc. or listed on the New York Stock Exchange subject to notice of issuance.

         SECTION 5.13     BEVERLY AND SUBSIDIARY ACTIONS.

         (a) Beverly shall not take or omit to take, and shall not cause or permit any of its Subsidiaries to take or omit to take, any action within its reasonable control which would (i) cause a breach of any representation or warranty of Beverly contained in this Agreement or the





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Distribution Agreement such that the Closing conditions set forth in Section
7.01 would not be satisfied or (ii) prevent fulfillment of the conditions in Articles 6 and 7.

         (b) Beverly shall not and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries' directors, officers, employees, agents or representatives to amend, modify, waive or withdraw any term of, the Distribution Agreement prior to the Effective Time without the prior written consent of Capstone.

         (c) Beverly shall use its commercially reasonable efforts to prepare and submit as soon as practicable after executing this Agreement a request for the private letter ruling referred to in Section 8.09.

         SECTION 5.14 CAPSTONE AND SUBSIDIARY ACTIONS. Capstone shall not take or omit to take, and shall not cause or permit any of its Subsidiaries to take or omit to take, any action within its reasonable control which would (i) cause a breach of any representation or warranty of Capstone contained in this Agreement such that the Closing conditions set forth in Section 8.01 would not be satisfied or (ii) prevent fulfillment of the conditions in Articles 6 and 8.

         SECTION 5.15     ENVIRONMENTAL MATTERS.

         (a) Beverly shall promptly provide Capstone with any Environmental Notices it receives with respect to the Institutional Pharmacy Business, and shall make all filings and take all actions necessary to materially comply with all Environmental Laws, including but not limited to those applicable to the Merger and other non-routine transactions contemplated hereby. Beverly shall keep Capstone informed of all actions taken in connection with the foregoing and all such actions shall be on terms and conditions satisfactory to Capstone whose consent to such actions shall not be unreasonably withheld.

         (b) Capstone shall promptly provide Beverly with any Environmental Notices it receives and shall make all filings and take all actions necessary to materially comply with all Environmental Laws, including but not limited to those applicable to the Merger and other transactions contemplated hereby. Capstone shall keep Beverly informed of all non-routine actions taken in connection with the foregoing and all such actions shall be on terms and conditions satisfactory to Beverly whose consent to such actions shall not be unreasonably withheld.

         SECTION 5.16     ACTIONS REGARDING OUTSTANDING DEBT.

         (a) Prior to the Effective Time, Beverly agrees to use its reasonable best efforts to cause its outstanding indebtedness for borrowed money to be restructured, modified or amended, as appropriate, to cause such indebtedness to be assumed by NBHI prior to the Effective Time, and to obtain all necessary consents, approvals, waivers or other agreements by the holders of





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such indebtedness as may be required in order to effect the assignment to and assumption by NBHI of, and release of Beverly from liability with respect to, such indebtedness.

         (b) Prior to the Effective Time, Beverly and Capstone shall use all commercially reasonable efforts to cause Beverly's Pharmacy Subsidiaries to borrow from third party lenders $275,000,000 on terms mutually agreeable to Beverly and Capstone for the purpose of repaying such amount to Beverly prior to the Distribution in settlement of the Assumed Pharmacy Indebtedness (as defined in the Distribution Agreement), which borrowing shall continue after the Effective Time as an obligation of the Pharmacy Subsidiaries or the Surviving Corporation.

         SECTION 5.17 RETROACTIVE INSURANCE COVERAGE. Immediately following the execution hereof, Capstone and Beverly will use their joint best efforts to expeditiously obtain a commitment for retroactive insurance coverage, which shall be reasonably acceptable to Beverly, with respect to both known liabilities and unreported losses which are related to the Institutional Pharmacy Business which may have occurred or may occur at any time prior to the Effective Time. Capstone hereby covenants that at the Effective Time, it shall, at its expense, cause such insurance coverage to be in effect and shall provide evidence thereof at the Closing.

         SECTION 5.18 PREFERRED PROVIDER AGREEMENTS. Beverly and Capstone agree that as promptly as practicable upon the execution of this Agreement they will commence negotiations in good faith to reach an agreement or agreements to provide for the delivery of pharmacy services and products and ancillary services and products after the Effective Time by Capstone to Beverly long-term care facilities which will be owned or operated by NBHI after the Time of Distribution. The forms of such agreements will be initialed by both parties and attached to a certificate to be signed by the parties and attached to this Agreement as Exhibit G.

         SECTION 5.19 FAILURE TO TAKE ACTION. None of Beverly or Capstone or their respective Subsidiaries will take any action, or fail to take any action, if such action (or failure to act) would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code.

         SECTION 5.20 EXHIBITS, CLOSING STATEMENTS AND SCHEDULES. Beverly and Capstone agree that as promptly as possible upon the execution of this Agreement they will negotiate in good faith, finalize and attach all necessary exhibits to this Agreement and the exhibits and schedules to the Distribution Agreement, to be completed within five (5) business days of the date hereof.

       ARTICLE VI. CONDITIONS TO THE OBLIGATIONS OF CAPSTONE AND BEVERLY

         The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:





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         SECTION 6.01     REGISTRATION STATEMENTS. The Registration Statement
and the NBHI Registration Document shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement and the NBHI Registration Document shall have been issued by the SEC and remain in effect. All necessary state securities or blue sky authorizations for the Merger and the Distribution shall have been received.

         SECTION 6.02 BEVERLY STOCKHOLDER APPROVAL. The approval of the Merger and the Distribution, including the execution and performance of this Agreement, the Distribution Agreement and all of the transactions contemplated hereby or thereby, by a majority of the outstanding shares of Beverly Common Stock cast at the Beverly Special Meeting or any adjournment thereof, shall have been obtained.

         SECTION 6.03 CAPSTONE STOCKHOLDER APPROVAL. The approval of the Merger, including the execution and performance of this Agreement and all of the transactions contemplated hereby, by a majority of the outstanding shares of Capstone Common Stock cast at the Capstone Special Meeting or any adjournment thereof, shall have been obtained.

         SECTION 6.04 LISTINGS. The Capstone Common Stock issuable in the Merger shall have been authorized for quotation on The Nasdaq Stock Market, Inc., or listed on the New York Stock Exchange subject to official notice of issuance.

         SECTION 6.05 CERTAIN PROCEEDINGS. No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against Capstone or Beverly which, and no proceedings therefor shall have been threatened or commenced by any governmental entity which seek to, prohibit or restrict the consummation of the Merger or the Distribution or would otherwise restrict Capstone's or the Surviving Corporation's exercise of full rights to own and operate the Institutional Pharmacy Business of Beverly.

         SECTION 6.06 DISTRIBUTION. (i) The Distribution Agreement shall have been executed and shall be in full force and effect on and as of the Effective Time; and (ii) the Distribution shall have been completed.

         SECTION 6.07 DEBT RESTRUCTURE. All action required in order to effect the restructure, modification and amendment of Beverly's indebtedness for borrowed money, as contemplated by Section 5.16(a), shall have been completed.

         SECTION 6.08     OPINIONS.

         (a) Beverly and Capstone shall have received the respective opinions of Caplin & Drysdale, Chartered, or Ernst & Young, LLP, reasonably acceptable to Beverly and Capstone, to the effect that:





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                 (i)      the Merger will qualify as a reorganization within
         the meaning of Section 368(a) of the Code;

                 (ii) no gain or loss will be recognized by Capstone or Beverly as a result of the Merger; and

                 (iii) no gain or loss will be recognized by Beverly's stockholders upon the receipt of Capstone Common Stock solely in exchange for Beverly Common Stock in connection with the Merger (except with respect to cash received in lieu of a fractional interest in Capstone Common Stock).

         (b) Beverly and Capstone shall have received, at Beverly's election, either a favorable private letter ruling from the IRS or the favorable opinion of Caplin & Drysdale, Chartered or Ernst & Young, LLP, reasonably acceptable to Beverly and Capstone, to the effect that:

                 (i) The transfer by Beverly to NBHI of the Remaining Health Care Assets, solely in exchange for NBHI Stock, and the assumption by NBHI of the Remaining Health Care Liabilities of Beverly, followed by Beverly's distribution of the NBHI Stock to Beverly's stockholders, will constitute a reorganization within the meaning of Section 368(a)(1)(D) of the Code;

                 (ii) Beverly will recognize no gain or loss in connection with the transactions described in (i) above except to the extent that gain or loss is required to be recognized on intercompany transactions;

                 (iii) NBHI will recognize no gain or loss upon the receipt of the Remaining Health Care Assets form Beverly in exchange for the NBHI Stock; and

                 (iv) Beverly's stockholders will recognize no gain or loss (and no amount will be included in the income of Beverly's stockholders) upon the receipt of the NBHI Stock in the Distribution.

         (c) The respective counsels of Beverly and Capstone shall have delivered opinions covering the matters set forth on Exhibit H-1 and H-2 hereto.

             ARTICLE VII. CONDITIONS TO THE OBLIGATIONS OF CAPSTONE

         The obligation of Capstone to effect the Merger and to perform its other obligations to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by Capstone:





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         SECTION 7.01     REPRESENTATIONS AND WARRANTIES TRUE. The
representations and warranties of Beverly contained herein and in the Distribution Agreement (without regard to any materiality exceptions or provisos contained in this Agreement or the Distribution Agreement) shall be true and correct in all material respects on the date of this Agreement, the date of the Distribution Agreement and the Closing Date as though such representations and warranties were made at and on such date, except (i) for those untruths or inaccuracies which would not, singly or in the aggregate, reasonably be expected to have a Beverly Material Adverse Effect and (ii) for changes expressly permitted or contemplated by this Agreement or the Distribution Agreement.

         SECTION 7.02 PERFORMANCE. Beverly shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement and the Distribution Agreement to be performed or complied with by it on or prior to the Closing Date except for those failures to so perform or comply which would not, singly or in the aggregate, reasonably be expected to have a Beverly Material Adverse Effect.

         SECTION 7.03 CONSENTS AND APPROVALS. All necessary consents and approvals of, and notifications and disclosures to, and filings and registrations with, any United States or any other governmental authority or any other third party required for the consummation of the Merger and the other transactions contemplated hereby (including without limitation any consents, approvals, notifications, disclosures, filings and registrations required under any Environmental Law) shall have been obtained except where failure to obtain such consents or approvals would not, singly or in the aggregate with all such other failures, have a Beverly Material Adverse Effect, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         SECTION 7.04 CERTIFICATES. Beverly shall furnish such certificates of its officers to evidence compliance with the conditions set forth in Sections 7.01, 7.02 and 7.04 as may be reasonably requested by Capstone.

         SECTION 7.05 MATERIAL ADVERSE CHANGE. There shall not have occurred since December 31, 1996 any event, condition, change, occurrence or circumstance which has had or is reasonably likely to have, singly or in the aggregate, a Beverly Material Adverse Effect.

         SECTION 7.06 PHARMACY FINANCIAL STATEMENTS. The Pharmacy Subsidiaries' unaudited consolidated results of operations for the interim period between January 1, 1997 and the end of the month immediately prior to the month in which the Effective Time occurs, shall not have materially declined compared to the forecasted results of operations provided by the Pharmacy Subsidiaries to Capstone prior to the date of this Agreement.

         SECTION 7.07 AUDITORS' LETTER. Capstone shall have received from Beverly's independent auditors a letter dated the Closing Date confirming the matters set forth in the letter contemplated by Section 5.07(b).





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         SECTION 7.08     NON-COMPETITION AGREEMENT. Capstone shall have
received from NBHI a non-competition agreement in the form attached as Exhibit 7.08.

         SECTION 7.09 WORKING CAPITAL. The Pharmacy Subsidiaries' unaudited consolidated working capital (defined as consolidated cash, cash equivalents, accounts receivable and inventory, less accounts payable) shall not have declined below the level of such working capital reflected in the unaudited Institutional Pharmacy Business Financial Statements set forth in Section 4.12 of the Beverly Disclosure Statement, except for such changes (i) attributable to decline in inventories resulting from purchases under the Prime Vendor Service Agreement dated as of April 3, 1997 between Pharmacy Corporation of America ("PCA") and Bergen Brunswig Drug Company (a copy of which is set forth in Section 4.21 of the Beverly Disclosure Statement, and (ii) as do not singly or in the aggregate constitute a Beverly Material Adverse Effect.

             ARTICLE VIII. CONDITIONS TO THE OBLIGATIONS OF BEVERLY

         The obligations of Beverly under this Agreement to effect the Merger shall be subject to the fulfillment on or before the Closing Date of each of the following additional conditions, any one or more of which may be waived by
Beverly:

         SECTION 8.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Capstone contained herein (without regard to any materiality exceptions or provisos therein) shall be true and correct in all material respects on the date of this Agreement and the Closing Date as though such representations and warranties were made at and on such date, except (i) for those untruths or inaccuracies which would not, singly or in the aggregate, reasonably be expected to have a Capstone Material Adverse Effect and (ii) for changes permitted or contemplated by this Agreement.

         SECTION 8.02 PERFORMANCE. Capstone shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date except for those failures to so perform or comply which would not, singly or in the aggregate, reasonably be expected to have a Capstone Material Adverse Effect.

         SECTION 8.03 CONSENTS AND APPROVALS. All necessary consents and approvals of, and notifications and disclosures to, and filings and registrations with, any United States or any other governmental authority or any other third party required for the consummation of the Merger and the other transactions contemplated hereby (including without limitation any consents, approvals, notifications, disclosures, filings and registrations required under any Environmental Law) shall have been obtained except where failure to obtain such consents or approvals would not, singly or in the aggregate with all such other failures, have a Capstone Material Adverse Effect, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.





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
         SECTION 8.04 CERTIFICATES. Capstone shall furnish such certificates of its officers to evidence compliance with the conditions set forth in Sections 8.01, 8.02 and 8.04 as may be reasonably requested by Beverly.

         SECTION 8.05 MATERIAL ADVERSE CHANGE. There shall not have occurred since December 31, 1996 any event, condition, change, occurrence or circumstance which has had or is reasonably likely to have, singly or in the aggregate, a Capstone Material Adverse Effect.

         SECTION 8.06 INTERIM QUARTERLY RESULTS. Capstone's unaudited consolidated results of operations for the interim period between January 1, 1997 and the end of the month immediately prior to the month in which the Effective Time occurs, shall not have materially declined compared to the forecasted results of operations provided by Capstone to Beverly prior to the date of this Agreement.

         SECTION 8.07 VOTING AGREEMENT. Concurrently with the execution of this Agreement; Counsel shall have entered into the Voting Agreement in the form attached as Exhibit B, and each such party shall have performed and complied with its obligations under the Voting Agreement.

         SECTION 8.08 REPAYMENT OF INDEBTEDNESS. The Pharmacy Subsidiaries shall have repaid to Beverly the Assumed Pharmacy Indebtedness described in
Section 5.16(b) hereof.

         SECTION 8.09 AUDITORS' LETTER. Beverly shall have received from Capstone's independent auditors a letter dated the Closing Date confirming the matters set forth in the letter contemplated by Section 5.07(c).

                              ARTICLE IX. CLOSING

         SECTION 9.01 TIME AND PLACE. Subject to the provisions of Articles VI, VII, VIII and X, the closing of the Merger (the "Closing") shall take place at the offices of Giroir, Gregory, Holmes & Hoover, plc, Little Rock, Arkansas, or such other place as the parties may agree upon, as soon as practicable but in no event later than 9:30 A.M., local time, on the second business day after the date on which each of the conditions set forth in Articles VI, VII and VIII have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as Capstone and Beverly may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

         SECTION 9.02 FILINGS AT THE CLOSING. Subject to the provisions of Articles VI, VII, VIII and X hereof, Beverly, and Capstone shall cause to be executed at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be filed and recorded in accordance with the applicable provisions of the Delaware Act, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.





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                     ARTICLE X. TERMINATION AND ABANDONMENT

         SECTION 10.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of Beverly or Capstone:

                 (a) by mutual consent of the Boards of Directors of Capstone and Beverly;

                 (b) by either Capstone or Beverly if, without fault of such terminating party, the Merger shall not have been consummated on or before January 31, 1998, which date may be extended by mutual consent of the parties hereto; provided, that if the only conditions remaining to be satisfied on January 31, 1998 are (i) the receipt of a favorable private letter ruling from IRS regarding the Distribution, as contemplated by Section 8.09, (ii) the conditions expressed in
         Section 6.08 and (iii) the Distribution, and if any of such conditions shall not be waived by the party for whose benefit the condition is expressed, then the date on which either Capstone or Beverly may terminate this Agreement for failure of the Merger to be consummated in accordance with this Agreement shall be extended to and including April 30, 1998;

                 (c) by either Capstone or Beverly, if any court of competent jurisdiction in the United States or other governmental body in the United States, other than at the request of the parties, or any affiliate thereof, seeking to terminate this Agreement pursuant to this clause (c), shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Distribution, and such order, decree, ruling or other action shall have become final and nonappealable;

                 (d) by either Capstone or Beverly, if the approval of a majority of the outstanding shares of Beverly Common Stock cast at the Beverly Special Meeting or any adjournment thereof is not obtained with respect to each of the Merger and the Distribution; or

                 (e) by either Capstone or Beverly, if the approval of a majority of the outstanding shares of Capstone Common Stock cast at the Capstone Special Meeting or any adjournment thereof is not obtained with respect to the Merger.

         SECTION 10.02 TERMINATION BY CAPSTONE. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Capstone, at any time prior to the Effective Time, before or after the approval by the stockholders of Capstone, if (a) Beverly shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by Beverly at or prior to such date of termination, (b) there exists a breach or breaches of any representation or warranty of Beverly contained in this Agreement or the Distribution Agreement such that the





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
Closing condition set forth in Section 7.01 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to Beverly of written notice of such breach or breaches, (c) Beverly shall have furnished or disclosed non-public information to, or commenced negotiations with, a third party with respect to a Pharmacy Acquisition Transaction or Beverly Business Combination Transaction (as hereinafter defined) or shall have resolved to do either of the foregoing and publicly disclosed such resolution, (d) the Board of Directors of Beverly shall have withdrawn, changed, modified in any manner or taken action inconsistent with its recommendation of the Distribution Agreement, the Distribution, this Agreement, the Merger or the other transactions contemplated hereby or thereby or shall have resolved to do any of the foregoing and publicly disclosed such resolution; or (e) a definitive agreement with respect to a Capstone Acquisition Transaction or Capstone Business Combination Transaction (as hereinafter defined) shall have been negotiated and Capstone's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to Capstone, shall have determined in good faith that failure to terminate this Agreement would be inconsistent with the Board's fiduciary duties; provided, however, that two business days' prior written notice shall have been given to Beverly (which notice shall include the material terms and conditions, and financing arrangements of, and the identity of the third party proposing, the Capstone Acquisition Transaction or Capstone Business Combination Transaction) and that prior to terminating this Agreement Capstone shall have made all the Capstone Payments required by the terms of
Section 10.05(c) hereof.

         SECTION 10.03 TERMINATION BY BEVERLY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Beverly, by action of the Board of the Directors of Beverly, if (a) Capstone shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by Capstone at or prior to such date of termination, (b) there exists a breach or breaches of any representation or warranty of Capstone contained in this Agreement such that the Closing conditions set forth in Section 8.01 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to Capstone of written notice of such breach or breaches, (c) Capstone shall have furnished or disclosed non-public information to, or commenced negotiations with, a third party with respect to a Capstone Acquisition Transaction or Capstone Business Combination Transaction or shall have resolved to do either of the foregoing and publicly disclosed such resolution, (d) the Board of Directors of Capstone shall have withdrawn, changed, modified in any manner or taken action inconsistent with its recommendation of this Agreement and the Merger or shall have resolved to do any of the foregoing and publicly disclosed such resolution, (e) a definitive agreement with respect to a Pharmacy Acquisition Transaction or a Beverly Business Combination Transaction (as hereinafter defined) shall have been negotiated and Beverly's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to Beverly, shall have determined in good faith that failure to terminate this Agreement would be inconsistent with the Board's fiduciary duties;





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
provided, however, that two business days' prior written notice shall have been given to Capstone (which notice shall include the material terms and conditions, and financing arrangements of, and the identity of the third party proposing, the Pharmacy Acquisition Transaction or the Beverly Business Combination Transaction) and that prior to terminating this Agreement Beverly shall have made all the Beverly Payments required by the terms of Section 10.05(b) hereof; or (f) Counsel shall have breached its obligations pursuant to
Section 1.2 of the Voting Agreement.

         SECTION 10.04 PROCEDURE FOR TERMINATION. In the event of termination and abandonment of the Merger by Capstone or Beverly pursuant to this Article X, written notice thereof shall forthwith be given to the other.

         SECTION 10.05     EFFECT OF TERMINATION AND ABANDONMENT.

         (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article X, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 5.11 and this
Section 10.05, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

         (b) In the event of (i) a termination of this Agreement by Beverly pursuant to Section 10.01(b), or (c) or by either party hereto pursuant to
Section 10.01(d) and if prior thereto any person shall have made a bona fide proposal concerning a Pharmacy Acquisition Transaction or a Beverly Business Combination Transaction or (ii) any termination of this Agreement by Capstone pursuant to Section 10.02(a), (b), (c) or (d) or (iii) any termination of this Agreement by Beverly pursuant to Section 10.03(e), then Beverly shall promptly pay Capstone by wire transfer of immediately available funds to an account specified by Capstone up to $2,000,000 for all documented fees and expenses incurred by Capstone (including the fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby (the "Beverly Expense Payments"). In the event of a termination of this Agreement by Beverly pursuant to Section 10.03(e), Beverly shall be obligated to pay Capstone an additional fee of $35,000,000 (the "Beverly Termination Payment"), payable in immediately available funds prior to and as a condition of such termination and entering into the transaction contemplated by such definitive agreement (the amount of such payments and the manner specified herein for making such payments being collectively called the "Beverly Payments"). To the extent a Beverly Termination Payment has not already become payable and been paid and if, prior to any termination described in clauses (i) or (ii) above, any person shall have submitted a bona fide proposal concerning a Pharmacy Acquisition Transaction or Beverly Business Combination Transaction and within 18 months after the termination of this Agreement, Beverly or any of its Subsidiaries proposes to enter into a definitive agreement with a third party with respect to a Pharmacy Acquisition Transaction or Beverly Business Combination Transaction or a Pharmacy Acquisition Transaction or Beverly Business Combination Transaction is proposed to be effected, then Beverly, prior to entering into





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
any such definitive agreement or any such Pharmacy Acquisition Transaction or Beverly Business Combination Transaction being effected, shall be obligated to pay Capstone an additional fee of $35,000,000 payable in immediately available funds prior to and as a condition of entering into such definitive agreement for a Pharmacy Acquisition Transaction or Beverly Business Combination Transaction, to an account specified by Capstone. As used in this Section 10.05, the term "Beverly Business Combination Transaction" shall mean any of the following involving Beverly or any Pharmacy Subsidiary that is material to the business, results of operation, prospects or financial condition of the Institutional Pharmacy Business taken as a whole: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger) which includes the Remaining Health Care Business; (2) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of Beverly (other than assets related to the Remaining Health Care Business) and its Pharmacy Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (3) the acquisition by a person or entity, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 33 1/3% or more of Beverly Common Stock, whether by tender offer, exchange offer or otherwise. In the event that this Agreement is terminated without Closing, and Beverly either (i) subsequently distributes all or part of the stock ("spin-off") of PCA or its successors or any other entity primarily engaged in operating Beverly's Institutional Pharmacy Business, to Beverly stockholders pro rata, or (ii) engages an Underwriter with respect to a bona fide firm commitment underwriting concerning a public offering of securities of PCA or its successor or any other entity primarily engaged in operating Beverly's Institutional Pharmacy Business at any time after the date of this Agreement and within six (6) months after the termination of this Agreement, and (iii) a termination of this Agreement by Beverly occurs pursuant to Sections 10.01(b) or 10.01(c) or by either party hereto pursuant to Section 10.01(d), and such public offering occurs at any time within eighteen (18) months of such termination or such spin-off occurs within six (6) months after such termination, then Beverly shall cause the Beverly Termination Payment to be paid to Capstone concurrently with the consummation of such public offering or spin-off, as the case may be.

         (c) In the event of (i) a termination of this Agreement by Capstone pursuant to Section 10.01(b) or, (c) or by either party pursuant to
Section 10.01(e) and if prior thereto any person shall have made a bona fide proposal concerning a Capstone Acquisition Transaction or Capstone Business Combination Transaction (as hereinafter defined) or (ii) any termination of this Agreement by Beverly pursuant to Section 10.03(a), (b), (c), (d) or (f) or
(iii) any termination of this Agreement by Capstone pursuant to Section 10.02(e), then Capstone shall promptly pay Beverly by wire transfer of immediately available funds to an account specified by Beverly up to $2,000,000 for all documented fees and expenses incurred by Beverly (including the fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement, the Distribution Agreement and the transactions contemplated hereby or thereby (the "Capstone Expense Payments"). In the event of a termination of this Agreement pursuant to Section 10.02(e), Capstone shall be obligated to pay Beverly an additional fee of $35,000,000 (the "Capstone Termination Payment"), payable in immediately available funds prior to and as a condition of such termination and entering into the Capstone Acquisition Transaction or





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
Capstone Business Combination Transaction contemplated by such definitive agreement (the amount of such payments and the manner specified herein for making such payments being collectively called the "Capstone Payments"). To the extent a Capstone Termination Payment has not already become payable and been paid and if, prior to any termination described in clauses (i) or (ii) above, any person shall have submitted a bona fide proposal concerning a Capstone Business Combination Transaction and within 18 months after the termination of this Agreement, Capstone or any of its Subsidiaries proposes to enter into a definitive agreement with a third party with respect to a Capstone Acquisition Transaction Capstone or Capstone Business Combination Transaction or a Capstone Acquisition Transaction or Capstone Business Combination Transaction is proposed to be effected, then Capstone, prior to entering into any such definitive agreement or any such Capstone Acquisition Transaction or Capstone Business Combination Transaction being effected, shall be obligated to pay Beverly an additional fee of $35,000,000 payable by wire transfer of immediately available funds to an account specified by Beverly. As used in this
Section 10.05, the term "Capstone Business Combination Transaction" shall mean any of the following involving Capstone or any Subsidiary that is material to the business, results of operation, prospects or financial condition of Capstone and its Subsidiaries taken as a whole: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger); (2) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of Capstone and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (3) the acquisition by a person or entity, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 33 1/3% or more of Capstone Common Stock, whether by tender offer, exchange offer or otherwise.

                            ARTICLE XI. DEFINITIONS

         SECTION 11.01 TERMS DEFINED IN THIS AGREEMENT. The following capitalized terms used herein shall have the meanings ascribed in the indicated sections.

         Affiliates                                           4.07
         Agreement                                            Preamble
         Antitrust Division                                   5.07(a)
         Assumed Pharmacy Indebtedness                        Distribution Agreement
         Average Market Value                                 2.04
         Beverly                                              Preamble
         Beverly Acquisition Transaction                      5.03(a)
         Beverly Business Combination Transaction             10.05(b)
         Beverly Common Stock                                 2.01(a)
         Beverly Compensation and Benefit Plans               4.03(b)
         Beverly Contracts                                    4.03(b)
         Beverly Disclosure Statement                         Article IV
         Beverly Employee Benefit Plans                       4.27(c)
         Beverly Expense Payments                             10.05(b)

         Beverly Licenses                                     4.08
         Beverly Material Adverse Effect                      4.01
         Beverly Option Plans                                 4.15(a)
         Beverly Options                                      4.15(a)
         Beverly Payments                                     10.05(b)
         Beverly Pension Benefit Plans                        4.27(a)
         Beverly Permitted Encumbrances                       4.19
         Beverly Pharmacy Contracts                           4.32(b)
         Beverly Preferred Stock                              4.15(a)
         Beverly SEC Reports                                  4.11(a)
         Beverly Special Meeting                              1.05(a)
         Beverly Termination Payment                          10.05(b)
         Beverly Welfare Plans                                4.27(b)
         Capstone                                             Preamble
         Capstone Acquisition Transaction                     5.04(a)
         Capstone Balance Sheet                               3.18
         Capstone Business Combination Transaction            10.02
         Capstone Common Stock                                2.01(a)
         Capstone Compensation and Benefit Plans              3.03(b)
         Capstone Contracts                                   3.03(b)
         Capstone Disclosure Statement                        Article III
         Capstone Employee Benefit Plans                      3.26(c)
         Capstone Expense Payments                            10.05(c)
         Capstone Licenses                                    3.07
         Capstone Material Adverse Effect                     3.01
         Capstone Option Plans                                3.14(a)
         Capstone Options                                     3.14(a)
         Capstone Payments                                    10.05(c)
         Capstone Pension Benefit Plans                       3.26(a)
         Capstone Permitted Encumbrances                      3.18
         Capstone Pharmacy Contracts                          3.31(b)
         Capstone Preferred Stock                             3.14(a)
         Capstone SEC Reports                                 3.10(a)
         Capstone Special Meeting                             1.05(b)
         Capstone Termination Payment                         10.05(c)
         Capstone Warrant                                     3.14(a)
         Capstone Welfare Plans                               3.26(b)
         CERCLA                                               3.27(d)
         Certificate of Merger                                1.02
         Certificates                                         2.02(a)
         circumstance (Capstone)                              3.01
         circumstance (Beverly)                               4.01
         Closing                                              9.01

         Closing Consideration                                2.01(a)
         Closing Date                                         9.01
         COBRA                                                3.26(m)
         Code                                                 3.25
         Constituent Corporations                             Preamble
         Conversion Number                                    2.01(a)
         Convertible Debentures                               4.15(a)
         Counsel                                              Recitals
         Delaware Act                                         1.01(a)
         Distribution                                         Recitals
         Distribution Agreement                               Recitals
         Effective Time                                       1.02
         Employee Benefit Matters Agreement                   Distribution Agreement
         Environment                                          3.27(h)(i)
         Environmental Authorizations                         3.27(a)
         Environmental Laws                                   3.27(h)(ii)
         Environmental Notice                                 3.27(h)(iii)
         ERISA                                                3.26(a)
         ERISA Affiliate                                      3.26(a)
         Exchange Act                                         3.08
         FTC                                                  5.07(a)
         Hazardous Material                                   3.27(h)(iv)
         HSR Act                                              3.03(a)
         Institutional Pharmacy Liabilities                   Distribution Agreement
         Intellectual Property Rights                         3.24
         IRS                                                  3.26(e)
         Merger                                               1.01(a)
         Nasdaq                                               2.04
         NBHI                                                 Recitals
         NBHI Registration Document                           4.09(b)
         NBHI Stock                                           Recitals
         PBGC                                                 3.26(i)
         PCA                                                  7.09
         person                                               12.09
         Pharmacy Acquisition Transaction                     5.03(a)
         Pharmacy Subsidiaries                                Distribution Agreement
         Prospectus/Joint Proxy Statement                     1.05(a)
         Registration Statement                               3.08
         Remaining Health Care Assets                         Distribution Agreement
         Remaining Health Care Business                       Distribution Agreement
         Remaining Health Care Liabilities                    Distribution Agreement
         Restructuring                                        Recitals
         Rights                                               4.15(a)

         Rights Agreement                                     4.15(a)
         SEC                                                  3.08
         Securities Act                                       3.08
         spin-off                                             10.05(b)
         Subsidiary                                           12.09
         Surviving Corporation                                1.01(a)
         Tax or Taxes                                         3.25
         Tax Returns                                          3.25
         Time of Distribution                                 Distribution Agreement
         Transferred Employees                                2.03(a)
         Voting Agreement                                     Recitals

                           ARTICLE XII. MISCELLANEOUS

         SECTION 12.01 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Capstone and Beverly at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by the stockholders of Beverly or Capstone, no such amendment or modification shall change the amount or form of the Closing Consideration.

         SECTION 12.02 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Capstone, on the one hand, or Beverly, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Beverly or Capstone, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.02.

         SECTION 12.03 SURVIVABILITY; INVESTIGATIONS. The respective representations and warranties of Capstone and Beverly contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

         SECTION 12.04 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested) with first class postage prepaid, or telecopied with written machine generated confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

         (a)     if to Beverly, to

                 Beverly Enterprises, Inc.
                 5111 Rogers Avenue, Suite 40-A
                 Fort Smith, AR 72919-1000
                 ATTN: Scott M. Tabakin
                 Telephone:       (501) 484-8907
                 Facsimile:       (501) 484-8489

         with copy to:

                 Giroir, Gregory, Holmes & Hoover, plc
                 111 Center Street, Suite 1900
                 Little Rock, AR 72201
                 ATTN: H. Watt Gregory, III, Esq.
                 Telephone:       (501) 372-3000
                 Facsimile:       (501) 374-2380

         (b)     if to Capstone, to

                 Capstone Pharmacy Services, Inc.
                 9901 East Valley Ranch Parkway
                 Suite 3001
                 Irving, TX 75063
                 ATTN: R. Dirk Allison, President & CEO
                 Telephone:       (972) 401-1541
                 Facsimile:       (972) 401-2972

         with copy to:

                 Harwell Howard Hyne Gabbert & Manner, P.C.
                 1800 First American Center
                 315 Deaderick Street
                 Nashville, TN 37238
                 ATTN: Mark Manner, Esq.
                 Telephone:       (615) 256-0500
                 Facsimile:       (615) 251-1057

         SECTION 12.05 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer any rights or remedies hereunder upon any other person except the parties hereto and, with respect to Section 5.10, the officers and directors of Beverly.

         SECTION 12.06 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         SECTION 12.07 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 12.08 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

         SECTION 12.09 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof; and (ii) the term "Subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors is directly or indirectly beneficially owned by such specified corporation or any other person of which a majority of the equity interests therein is, directly or indirectly, owned by such specified corporation.

         SECTION 12.10 ENTIRE AGREEMENT. This Agreement, including the exhibits hereto and the documents and instruments referred to herein (including the Confidentiality Agreement dated December 10, 1996 between Capstone and Beverly), embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

         SECTION 12.11 CHOICE OF FORUM. Any litigation commenced by either party hereto or its successors and assigns and related to this Agreement may be maintained only in the United

States District Court, District of Delaware or in a Delaware state court, and each party hereby irrevocably consents and submits for the purpose of such litigation to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens, or other similar doctrines or rules.

         IN WITNESS WHEREOF, Capstone and Beverly have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                        CAPSTONE PHARMACY SERVICES, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        BEVERLY ENTERPRISES, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT B
                                                        Prepared pursuant to the
                                                Recitals in the Merger Agreement


                                VOTING AGREEMENT

         This Voting Agreement dated April 15, 1997 (the "Agreement") by and between Beverly Enterprises, Inc., a Delaware corporation ("Beverly"), and Counsel Corporation, a Toronto, Ontario corporation ("Counsel"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement.

         WHEREAS, simultaneously with the execution of this Agreement, Beverly is entering into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") with Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone") pursuant to which Beverly will merge with and into Capstone, with Capstone as the surviving corporation on the terms specified or referred to therein (the "Merger"); and

         WHEREAS, the Merger is structured to be a tax-free "reorganization" under Section 368 of the Internal Revenue Code; and

         WHEREAS, Counsel currently beneficially owns, as determined in accordance with Rule 13d-3 as promulgated under the Exchange Act, 8,356,815 shares of Capstone Common Stock, par value $.01 per share (collectively with any Capstone Common Stock acquired hereafter, the "Shares"); and

         WHEREAS, in order to induce Beverly to enter into the Merger Agreement, Counsel and Capstone wish to set forth certain understandings regarding their relationship prior to the Merger.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows.

         1.      Agreements of Counsel.

                 1.1. The Merger. Counsel agrees to vote the Shares in favor of the Merger and the transactions contemplated thereby, and further agrees not to withdraw, change or otherwise rescind such vote prior to the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms.

                 1.2.     No Solicitation.

                          (a)     Until the earlier of the Effective Time or
the termination of the Merger Agreement in accordance with its terms, Counsel shall not, directly or indirectly, solicit or respond to any inquiries or the making of any proposal by any person or entity (other than Beverly) with respect to any sale, transfer or other disposition of Counsel's Shares, and Counsel shall not sell, transfer or dispose of the Shares except (i) in the amounts described in Rule 144 (e)(i) pursuant to the Securities Act, and (ii) nothing herein shall prevent a pledge of such shares as collateral in a bona fide borrowing transaction; provided, however, that such pledge shall preserve and be subject to the rights of Beverly under this Agreement.

                          (b)     Until the earlier of the Effective Time or
nine months after the termination of the Merger Agreement in accordance with its terms, Counsel shall not, directly or indirectly, solicit or respond to any inquiries or the making of any proposal by any person or entity (other than Beverly) with respect to any acquisition or purchase of a substantial amount of assets of Capstone or any merger, consolidation, business combination or similar transaction involving Capstone.

                          (c)     Until the earlier of the Effective Time or
nine months after the termination of the Merger Agreement in accordance with its terms, Counsel shall not vote in favor of, propose, endorse or solicit proxies with respect to any matter to be proposed to the stockholders of Capstone, the approval of which would restrict, hinder, prevent or otherwise be inconsistent with the consummation of the Merger.

                 1.3. Reasonable Efforts. Counsel agrees, from and after the date hereof, to use all commercially reasonable efforts to assist in the Merger becoming effective as contemplated by the Merger Agreement.

         2. Waiver of Section 203 of the Delaware General Corporation Law. The obligations of Counsel and Beverly under this Agreement shall be subject to the condition that the Merger, the Merger Agreement and this Agreement shall have been approved by the Board of Directors of Capstone with the effect that neither Counsel nor Beverly will be subject to the restrictions of Section 203 of the Delaware General Corporation Law.

         3.      Representations and Warranties.

                 3.1. Representations and Warranties of Beverly. Counsel is duly organized, validly existing in good standing under the laws of and has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Counsel and constitutes a valid and binding obligation of Counsel enforceable against it in accordance with its terms.

                 3.2. Representations and Warranties of Counsel. Beverly is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Beverly and constitutes a valid and binding obligation of Beverly, enforceable against it in accordance with its terms.

         4.      Termination. This Agreement shall terminate upon the later of
(a) the consummation of the Merger in accordance with the terms of the Merger Agreement and (b) the termination of the Merger Agreement in accordance with its terms.

         5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Delaware without regard for the principles of conflict of laws.

         6. Entire Agreement. This Agreement contains the entire agreement among the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this Agreement. No changes to this Agreement shall be made or be binding on any party unless made in writing and signed by each party.

         7. Successors. No party may assign this agreement or any of its rights or obligations hereunder without the prior written consent of the other parties, except that Beverly's rights hereunder may be assigned to any wholly owned subsidiary of Beverly. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party.

         8. Injunctive Relief. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date above written.

                                        BEVERLY ENTERPRISES, INC.



                                        By:
                                           --------------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------


                                        COUNSEL CORPORATION



                                        By:
                                           --------------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------

                                                                       EXHIBIT F
                                                            Prepared pursuant to
                                            Section 4.07 of the Merger Agreement


                              AFFILIATE AGREEMENT

         This Affiliate Agreement ("Agreement") is executed by Capstone Pharmacy Services, Inc. ("Capstone"), a Delaware corporation, and the undersigned director, shareholder, or executive officer ("Executive") of Beverly Enterprises, Inc., a Delaware corporation ("Beverly"), in connection with the Agreement and Plan of Merger dated April 15, 1997 (the "Merger Agreement"), among Beverly and Capstone. All defined terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement.

         WHEREAS, pursuant to the terms of the Merger Agreement Beverly will be merged with and into Capstone (the "Merger"), with stockholders of Beverly receiving in exchange for their shares of Beverly Common Stock issued and outstanding immediately prior to the Effective Time newly issued shares of Capstone Common Stock; and

         WHEREAS, Executive beneficially owns an amount of shares of Beverly Common Stock, as determined in accordance with Rule 13d-3 as promulgated under the Exchange Act, as set forth below; and

         WHEREAS, as of the date of this Agreement, Executive may be deemed to be an "affiliate" of Beverly, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows.

         1. Background. The Merger Agreement provides for the Merger of Beverly with and into Capstone in a transaction in which the issued and outstanding shares of Beverly Common Stock will be converted into shares of Capstone Common Stock, on the terms and conditions set forth in the Merger Agreement. The parties to the Merger Agreement intend for the Merger to qualify as a tax-free "reorganization" for federal income tax purposes.

         2. Purpose and Scope. This Agreement is executed by the Executive and Capstone to qualify the Merger for the tax treatment described above and to ensure compliance with the Securities Act in connection with resales of any securities acquired by Executive as a result of the Merger. This Agreement applies to the following securities that are beneficially owned by Executive after the Effective Time (collectively, the "Restricted Securities"): (a) all shares of Capstone Common Stock that Executive acquires in the Merger in exchange and substitution for shares of Beverly Common Stock; (b) any shares of Capstone Common Stock issued pursuant to the exercise of any option, warrant, or other right to acquire shares of Beverly Common Stock that is held by Executive as of the effective date of the Merger specified in the Merger Agreement (the "Effective Time");
(c) any securities (whether or not Capstone Common Stock) issued or distributed to Executive in respect of, or in exchange and substitution for, any of the shares of Capstone Common Stock described in the preceding clauses, whether pursuant to a split-up, spin-off, stock split, stock dividend, capital adjustment, recapitalization, reorganization, reclassification, or other similar transaction; and (d) any right, option, or other interest with respect to any of the foregoing securities.

         3.      Representations, Warranties and Covenants of Executive.

         Executive hereby represents, warrants and covenants to Capstone that in the event Executive receives any Capstone Common Stock as a result of the
Merger:

                 (a) Executive shall not make any sale, transfer or other disposition of the Capstone Common Stock in violation of the Securities Act or the rules and regulations as promulgated thereunder.

                 (b) Executive has carefully read this Agreement and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon Executive's ability to sell, transfer or otherwise dispose of Capstone Common Stock to the extent Executive felt necessary, with Executive's counsel or counsel for Beverly.

                 (c) Executive has full power and authority to execute this Agreement, to make the representations and warranties set forth in it, and to perform the obligations to be performed by Executive under it.

                 (d) Executive currently does not own any Capstone Common Stock, except as indicated at the end of this Agreement.

                 (e) Executive is the beneficial owner, as determined pursuant to Rule 13d-3 under the Exchange Act, of the number of shares of Beverly Common Stock set forth on the signature page of this Agreement, which includes all shares of Beverly Common Stock as to which Executive has sole or shared voting or investment power and all shares of Beverly Common Stock issuable upon the exercise of any outstanding rights, options, and warrants to acquire Beverly Common Stock.

                 (f) Executive has been advised that the issuance of Capstone Common Stock to Executive pursuant to the Merger has been registered with the Securities and Exchange Commission ("SEC") under the Securities Act on a Registration Statement Form S-4. Executive has also been advised that, because Executive may be deemed to be an affiliate of Beverly and because as of the date of this Agreement any proposed distribution by

         Executive of the Capstone Common Stock has not been registered under the Securities Act, Executive may not sell, transfer or otherwise dispose of Capstone Common Stock issued to Executive in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 under the Securities Act, (ii) such sale, transfer or other disposition has been registered under the Securities Act, (iii) in the opinion of counsel such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act, provided that such opinion is reasonably acceptable in form and substance to Capstone, or (iv) Executive has delivered to Capstone a "no-action" or interpretative letter from an authorized representative of the SEC to the effect that the SEC would not take enforcement action, or the SEC staff would not recommend that the SEC take enforcement action, if the transaction is effected without registration under the Securities Act.

                 (g) Executive understands that Capstone is under no obligation to register the sale, transfer or other disposition of the Capstone Common Stock by Executive or on behalf of Executive under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger or the transactions contemplated thereby, or this Agreement.

                 (h) Executive understands that there will be placed on the certificates for the Capstone Common Stock issued to Executive, or any substitutions therefor, a legend stating in substance:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION SUBJECT TO RULE 145 PROMULGATED BY THE SECURITIES EXCHANGE COMMISSION (THE "SEC") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, CONSEQUENTLY, CANNOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME ABSENT (A) COMPLIANCE WITH THE CONDITIONS OF RULE 145(D), (B) REGISTRATION OF THE TRANSACTION WITH THE SEC UNDER THE SECURITIES ACT, OR (C) RECEIPT BY THE ISSUER OF THESE SHARES OF A WRITTEN OPINION OF LEGAL COUNSEL OR OTHER EVIDENCE THAT REGISTRATION OF THE TRANSACTION IS NOT REQUIRED UNDER THE SECURITIES ACT.

         Executive also understands that Capstone will cause a legend substantially identical to the one described above to be placed on every new stock certificate that is issued upon a transfer or exchange of any Restricted Securities, unless the transferee acquires the securities in a transaction that is registered with the SEC under the Securities Act or that is executed in compliance with all the applicable conditions of Rule 145(d) of the Securities Act.

         4. Covenants, Warranties, and Representations of Capstone. Capstone covenants, warrants, and represents to Executive the following:

                 (a) On and after the Effective Time and for as long as is necessary to permit Executive to sell all the Restricted Securities pursuant to Rule 145 of the Securities Act and, to the extent applicable, Rule 144 of the Securities Act, Capstone shall use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act.

                 (b) Capstone shall remove the restrictive legend described above and cancel all stop transfer instructions applicable to any certificates representing Restricted Securities that are sold or otherwise transferred by Executive to a third party in compliance with the provisions of this Agreement.

                 (c) Capstone acknowledges that it will promptly authorize a transfer of any Restricted Securities that are sold by Executive pursuant to Rule 145(d) of the Securities Act if it receives separate representation letters in customary form from Executive and the broker making the sale that confirm that all applicable conditions of Rule 145(d) of the Securities Act have been satisfied in connection with the transaction, and that it does not have any reasonable basis to believe that the sale was not made in compliance with the conditions of Rule 145(d) of the Securities Act.

                 (d) Upon request of Executive, Capstone shall remove the restrictive legend on, and cancel any stop transfer instructions applicable to, every certificate representing Restricted Securities, if the provisions of Rule 145(d)(2) of the Securities Act have been satisfied.

         5.      Legal Matters.

                 (a) The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Delaware and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions.

                 (b) Execution of this Agreement by Executive should not be considered an admission on the part of Executive that Executive is an "affiliate" of Beverly or as a waiver of any rights Executive may have to object to any claim that Executive is an affiliate on or after the date of this Agreement.

         6. Termination. Before the Merger occurs, the obligations, responsibilities and agreements contained in this Agreement will terminate concurrently with any termination of the Merger Agreement. After the Merger occurs, this Agreement will terminate, all restrictive legends will be promptly removed from all certificates representing the Restricted Securities that are then beneficially owned by Executive, and all stop transfer instructions regarding those Restricted Securities will be promptly canceled, if: (i) all those Restricted Securities are registered with the SEC for sale and sold by Executive pursuant to an effective registration statement under the Securities Act; (ii) Executive notifies Capstone that Executive has held all the Restricted Securities for at least two years since the Effective Time (or such shorter period as prescribed in or pursuant to the Securities Act) and is not, and has not been for at least three months, an affiliate of Capstone; or (iii) Executive delivers to Capstone a written opinion of legal counsel or a "no-action" or interpretative letter from an authorized representative of the SEC, to the effect that Executive may publicly sell or otherwise transfer all the Restricted Securities without registration under the Securities Act and, therefore, the restrictive legend and stock transfer instructions are no longer required.

         7. Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successor and assigns.

         8. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

         9. Notices, Communications. All notices and other communications hereunder shall be in writing and shall be delivered in the manner and at the address (unless subsequently notified to the contrary in the manner provided therein) as provided in the Merger Agreement.

         10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. Amendment. This Agreement may be amended, modified or supplemented only with the written agreement of Capstone and Executive.

         12. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter. There are no representations, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date above written.


                                        CAPSTONE PHARMACY SERVICES, INC.



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        EXECUTIVE




                                        ---------------------------------
                                        Name:
                                        Title:



                                        Number of Shares of Beverly Common
                                        Stock Beneficially Owned:

                                        ---------------------------------

                                        Number of Shares of Beverly Common
                                        Stock Issuable under Outstanding
                                        Options Owned:

                                        ---------------------------------

                                        Number of Shares of Capstone Common
                                        Stock Beneficially Owned:

                                        ---------------------------------

                                                                   EXHIBIT 7.08
                                                           Provided Pursuant to
                                           Section 7.08 of the Merger Agreement

                           NON-COMPETITION AGREEMENT

         This Non-competition Agreement (the "Agreement") by and between New Beverly Holdings, Inc., a Delaware corporation ("NBHI") and Capstone Pharmacy Services, Inc. ("Capstone"), dated as of __________, 1997. Unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms pursuant to the Merger Agreement (as defined below) or the Distribution Agreement (as described below).

         WHEREAS, pursuant to an Agreement and Plan of Merger dated April 15, 1997 (the "Merger Agreement") between Beverly Enterprises, Inc. ("Beverly") and Capstone, Beverly will merge with and into Capstone with Capstone as the Surviving Corporation (the "Merger"); and

         WHEREAS, prior to the Merger Beverly will distribute the Remaining Health Care Business to NBHI pursuant to an Agreement and Plan of Distribution dated as of April 15, 1997 (the "Distribution Agreement"); and

         WHEREAS, in connection with the Merger, the Merger Agreement and the Distribution Agreement NBHI has agreed to enter into a non-competition agreement with Capstone;

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound (subject to shareholder approval), the parties hereto hereby agree as follows:

         1. NON-COMPETITION AGREEMENT. NBHI, on behalf of itself and all NBHI Subsidiaries, agrees that none of NBHI or the NBHI Subsidiaries (collectively, the "Bound Parties"), will, directly or indirectly, for a period of five (5) years after the Closing, whether as an owner, partner, shareholder, member, manager, consultant, agent or otherwise, wholly or partially own or engage in the operation, management or conduct of any business or enterprise that provides pharmaceutical products and services as currently provided in the Institutional Pharmacy Business, as further described in Exhibit A hereto, within a one hundred twenty (120) mile radius of any pharmacy included in the Institutional Pharmacy Assets or operated by Capstone; provided, however, that nothing in this Agreement shall be construed to restrict or impair any activities of NBHI or any NBHI Subsidiaries as currently provided in connection with the provision of health care services or products in acute, acute exempt or rehabilitation hospitals, hospice or home health care settings or other settings where long-term health care is not the primary service furnished; and further provided that no Bound Party would be prohibited from acquiring and owning any otherwise prohibited pharmacy dispensing services business as part of the acquisition of a larger business if such pharmacy dispensing services business does not constitute the principal component of the larger business and the purchaser thereof agrees to offer to sell such pharmacy dispensing services business to Capstone within a reasonable period of time after purchasing such business, not to exceed six (6) months, pursuant to paragraph 2 hereof. For purposes of this Agreement, "NBHI Subsidiary" shall mean any person or entity which on the date in question, directly or indirectly is controlled by NBHI; and, for such purposes, NBHI shall be deemed to "control" another entity if NBHI is the "beneficial owner" (as that term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of greater than twenty-five percent (25%) of any class of voting securities (or other voting interests) of a controlled entity which is a publicly-traded entity, or fifty-one percent (51%) of any privately-held entity, or NBHI possesses, directly or indirectly, the power to direct or cause the direction of the management of policies of the controlled entity with respect to the matters covered by the Non-Competition Agreement, whether through ownership of stock, election of directors, by contract or otherwise.

         2. APPRAISAL RIGHTS AND PURCHASE OPTION. (a) Capstone shall have the right to require that the fair market value of any (or all) businesses described in subsection 1 above which are acquired by NBHI or any NBHI Subsidiary (each a "Permitted Acquisition Business") be appraised by an appraisal firm of national standing, as selected by NBHI, and which does not have any material business relationship with NBHI or any NBHI Subsidiary, with the costs and expenses of such appraisal to be paid by Capstone in the event that Capstone elects not to exercise its purchase option hereunder, and the costs and expenses of such appraisal to be shared equally by Capstone and NBHI in the event that Capstone exercises its purchase option hereunder.

                 (b) For a period of thirty (30) days after the fair market value of any such Permitted Acquisition Business has been so determined, Capstone may elect by written notice to purchase such Permitted Acquisition Business for cash at such fair market price by delivery of written notice exercising such option. In the event Capstone exercises such election, Capstone shall close such acquisition within sixty (60) days after its exercise of its election, subject to reasonable extensions required for regulatory approvals not to exceed a total of more than one hundred and eighty (180) days after the determination of fair market value, as appraised. NBHI and the NBHI Subsidiaries will make available to such appraiser and to Capstone, its potential lender(s) and their respective professional advisors all information reasonably requested by them with respect to any such Permitted Acquisition Business, and will assign any representations, warranties or indemnities it may have received in connection with such acquisition to the extent that such representations, warranties or indemnities are assignable.

         3. MODIFICATION. In the event that any court of competent jurisdiction finds the restrictions set forth in the Non-Competition Agreement unenforceable as applied to any act or condition in any specific instance, but such act or condition would nonetheless be prohibited if the Non-Competition Agreement were to impose a lesser time, geographic or scope-of-business restriction, then, as applied to such act or condition of such Bound Party, then the temporal, geographic and/or scope of business limitations contained in the Non-Competition Agreement shall automatically be modified to restrict only such acts and conditions as such court may determine to be the maximum, enforceable under law; and the parties hereto agree that such restrictions shall be enforced as amended, except as limited by the application of legal principles affecting the availability of specific performance, injunction and other equitable remedies.

         4. CHANGES. This Agreement cannot be changed or modified except by another agreement that both parties sign.

         5. HEADINGS. The article and paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope of intent of any provision of this Agreement.

         6. GOVERNING LAW. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Delaware.

         7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Non-Competition Agreement effective as of the day and year first above written.

                                        Capstone:

                                        CAPSTONE PHARMACY SERVICE, INC.



                                        By:
                                           -----------------------------
                                        Title:
                                              --------------------------


                                        Beverly:

                                        BEVERLY ENTERPRISES, INC.


                                        By:
                                           -----------------------------
                                        Title:
                                              --------------------------


                                        NBHI:

                                        NEW BEVERLY HOLDINGS, INC.


                                        By:
                                           -----------------------------
                                        Title:
                                              --------------------------

                                   EXHIBIT A

         The Institutional Pharmacy Business provides institutional pharmacy drugs and related products and services, infusion therapy and other healthcare products (enteral and urological) to nursing facilities, acute care and transitional care hospitals, home care providers, psychiatric facilities, correctional facilities, assisted living centers, retirement homes and their patients. It also includes consultant pharmacist services and mail order pharmacy products and medical equipment.